As filed with the Securities and Exchange Commission on April 8, 2011
Registration No. 333-172377

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

(Amendment No.1)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ETFS PHYSICAL BASE METALS TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

Delaware	6799	27-4998311
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
ETF Securities USA LLC
Ordnance House
31 Pier Road
St. Helier, Jersey JE48PW
Channel Islands

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John McGuire, Esq.	David Sirignano, Esq.
Morgan, Lewis & Bockius LLP	Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW	1111 Pennsylvania Avenue, NW
Washington, DC 20004-2541	Washington, DC 20004-2541

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

ETFS Physical Aluminum	$1,250,000	$145.13
ETFS Physical Copper	$1,250,000	$145.13
ETFS Physical Lead	$1,250,000	$145.13
ETFS Physical Nickel	$1,250,000	$145.13
ETFS Physical Tin	$1,250,000	$145.13
ETFS Physical Zinc	$1,250,000	$145.13
ETFS Physical IM Basket	$1,250,000	$145.13

TOTAL	$8,750,000	$1,015.91

(1)

The amount of the registration fees for the Shares of the ETFS Physical Aluminum Fund, ETFS Physical Copper Fund, ETFS Physical Lead Fund, ETFS Physical Nickel Fund, ETFS Physical Tin Fund, ETFS Physical Zinc Fund, and ETFS Physical IM Basket Fund are calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated           , 2011

PRELIMINARY PROSPECTUS

ETFS PHYSICAL BASE METALS TRUST

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price Per Fund*

ETFS Physical Aluminum	$	[1,250,000]
ETFS Physical Copper	$	[1,250,000]
ETFS Physical Lead	$	[1,250,000]
ETFS Physical Nickel	$	[1,250,000]
ETFS Physical Tin	$	[1,250,000]
ETFS Physical Zinc	$	[1,250,000]
ETFS Physical IM Basket	$	[1,250,000]

*Each initial Creation Unit will be created at a per share price equal to the value of the relevant Metal on the date on which the Trust first issues Shares.

Each Initial Purchaser of Creation Units may receive brokerage commission or fees from investors who purchase Shares that were created as part of the initial Creation Units through their brokerage accounts (including commission-based brokerage concerns and/or fee-based brokerage accounts).

          The ETFS Physical Base Metals Trust (the “Trust”) is a Delaware statutory trust currently organized by ETF Securities USA LLC, the Trust’s sponsor (“Sponsor”), into separate series. Each of the seven series listed above (each, a “Fund” and collectively, the “Funds”) will issue common units of beneficial interest (“Shares”) representing fractional undivided beneficial interests in and ownership of the net assets of that Fund, which will own the Metal identified in the name of each Fund and, in the case of ETFS Physical IM Basket, a stated amount of each Metal as described herein. Each Fund’s Shares are offered separately and listed on [_________] (the “Exchange”). Prior to this offering, there has been no public market for the Shares.

          [_______________] serves as the Trust’s trustee (“Trustee”). [___________] provides certain transactional, custodial and administrative services in connection with the ownership and holding of physical Metal as documented by Warrants and Warehouse Receipts and the facilitation of creation and redemption of Creation Units.

1

          Each Fund continuously issues and redeems its Shares in one or more blocks of Shares as specified in the table below (each block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in a number of Shares equal to a Creation Unit. In addition, Authorized Participants may purchase and redeem Creation Units of a Fund only in exchange for Warrants issued by an LME Warehouse, such as the Metal Agent, in compliance with applicable rules of the London Metal Exchange (the “LME”). For more information about how to creation and redeem Creation Units, please see the section entitled “Creations and Redemptions.”

Fund	Size of Creation Unit
ETFS Physical Aluminum	[____] Shares
ETFS Physical Copper	[____] Shares
ETFS Physical Lead	[____] Shares
ETFS Physical Nickel	[____] Shares
ETFS Physical Tin	[____] Shares
ETFS Physical Zinc	[____] Shares
ETFS Physical IM Basket	[____] Shares

          It is expected that the initial Authorized Participant will make an initial deposit of each Fund’s Metal(s) in exchange for the creation of [_______] Creation Units of each Fund at an initial price per share of $____. Following the initial purchases by the initial Authorized Participant, Shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price that varies depending on, a mong other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. Authorized Participants do not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

          Investing in the Shares involves significant risks. See “Risk Factors” beginning on page [__].

          Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          None of the Trust or the Funds is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, thus, are not subject to the regulations or protections that may be afforded to investors thereunder. In addition, none of the Trust or the Funds is a commodity pool for purposes of the Commodity Exchange Act, and neither the Trustee nor the Sponsor is subject to regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator or commodity trading advisor or any protections that may be afforded thereby.

          The Shares are not interests in or obligations of, and are not guaranteed by, the Sponsor, the Trustee or any of their affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is__________ [__], 2011.

2

REGULATORY NOTICES

          You should rely only on the information contained in this Prospectus or to which we have referred you. We do not authorize anyone to provide you with information that is different.

          This Prospectus does not constitute an offer or solicitation to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the Shares in any jurisdiction in which such offer, solicitation, or sale is not authorized or to any person to whom it is unlawful to make any such offer, solicitation, or sale.

ETFS PHYSICAL BASE METALS TRUST

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This Prospectus contains “forward-looking statements” with respect to the Trust’s and the Funds’ financial conditions, results of operations, plans, objectives, future performance and business. In some cases you can identify such forward-looking statements by terminology, such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for commodities and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

SUMMARY

          The following is only a summary of portions of this Prospectus. You should carefully read the entire Prospectus before investing in any Fund’s Shares.

          A glossary of terms referenced throughout this Prospectus can be found beginning on page [__]. Investors may wish to review the glossary initially to familiarize themselves with the terms used in this Prospectus.

Funds’ Objectives

          Fund Shares are intended to constitute a means of making an investment in a Metal, in the case of ETFS Physical IM Basket, a basket of each Metal. Each Fund is designed to track the price of its corresponding Metal before fees and expenses. ETFS Physical IM Basket is designed to track the price of a basket of each Metal before fees and expenses. The Funds fees and expenses primarily consist of the Sponsor’s Fee, Insurance Allowance and Storage Fee.

          The Funds are not actively managed and do not engage in activities designed to outperform the Metals market, or to ameliorate losses caused by changes in the price of the Metals. The Sponsor believes that, for retail investors, the Shares will represent a cost-effective investment relative to any investment that such retail investors might be able to make by individually and directly holding physical Metal. While an investment in Shares includes the fees and risks that are discussed throughout this Prospectus, most (if not all) retail investors would be unable to make a direct investment in Metal.

Trading Symbols and CUSIPs

          The Shares of each Fund are listed on the Exchange under the following trading symbols and CUSIP numbers:

Fund Name	Trading Symbol	CUSIP Number

ETFS Physical Aluminum	[____]	[____]
ETFS Physical Copper	[____]	[____]
ETFS Physical Lead	[____]	[____]
ETFS Physical Nickel	[____]	[____]
ETFS Physical Tin	[____]	[____]
ETFS Physical Zinc	[____]	[____]
ETFS Physical IM Basket	[____]	[____]

The Trust, Sponsor, Trustee, and Metal Agent

          The Trust was formed as a Delaware statutory trust on February 15, 2011 and consists of the seven Funds identified on the cover of this Prospectus. The operations of the Trust are governed by Delaware state law and the terms of the Trust Agreement (the “Trust Agreement”)

entered into between the [_______________] (the “Trustee”) and ETF Securities USA LLC (the “Sponsor”). The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.”

          [__________] (the “Metal Agent”) will facilitate the creation and redemption of each Fund’s Creation Units (defined below) and provide certain other transactional and administrative services in connection with the ownership and holding of physical Metal as documented by Warrants and Warehouse Receipts. The Metal Agent also will serve as the Trust’s custodian for Warehouse Receipts, if any. Warrants are documents that entitle the holder to a specific lot of Metal that has been deemed to meet certain specifications established by the London Metal Exchange (the “LME”) and are the sole means by which an Authorized Participant delivers and receives Metal for purposes of effecting creations and redemptions of Creation Units. Warrants are issued by LME Warehouses that store such Metal in compliance with applicable LME rules, which require, among other things, that each Warrant is issued for the weight of a standard lot of each respective Metal (within a variation of plus or minus 2%). While each Fund will create and redeem Creation Units in exchange only for Metal represented by Warrants, each Fund may periodically take Metal represented by Warrants “Off Warrant,” which essentially replaces the Warrant with a Warehouse Receipt. For more information about Off Warrant Metal and the circumstances under which a Metal is taken Off Warrant, see “RISK FACTORS – Risks Related to the London Metal Exchange” and “Industrial Metals Market – Storing Metals.” A Warehouse Receipt is a document issued by an Approved Warehouse in the name of the Trust that evidences the Trust’s title to a specified brand and a specified lot of Metal that is stored at a specified location and warehouse. Typically, Metal represented by Warehouse Receipts is not guaranteed to meet LME specifications; however, because each Fund will accept only Metal that meets LME specifications, a Fund’s decision to take Metal “Off Warrant” will not affect the quality of the Metal held by the Fund whether represented by a Warrant or Warehouse Receipt.

          The Sponsor arranged for the creation and organization of the Trust and Funds, the registration of the Shares for their public offering in the United States, and the listing of the Shares on the Exchange. Pursuant to a Sponsor Agreement between the Trustee and the Sponsor (the “Sponsor Agreement”), the Sponsor has agreed to provide or arrange for the provision of all management and administration services necessary to operate the Funds in exchange for a fee (the “Sponsor’s Fee” as discussed below).

          The Trust has entered into a Metal Agent Agreement with the Metal Agent pursuant to which the Metal Agent will provide certain transactional, custody and administrative services with respect to each Fund’s Metal, including maintaining Warehouse Receipts evidencing interests in the Metals owned by each Fund. The Metal Agent is appointed by the Sponsor on behalf of each Fund. The general role and responsibilities of the Metal Agent are further described in “The Metal Agent and the Metal Agent Agreement.” Because the holders of Shares are not parties to the Metal Agent Agreement, their claims against the Metal Agent may be limited.

Fund Fees and Expenses

The table below provides a hypothetical example of the fees and expenses a Shareholder in the ETFS Physical Copper Fund might bear during a three-year period. Although a Shareholder’s costs may be higher or lower and will vary by Fund, based on the assumptions in the table below, a Shareholder’s costs would be:

	Year 1			Year 2			Year 3
Hypothetical copper price per ton	$	XXXX		$	XXXX		$	XXXX
Sponsor’s Fee per annum		X.XX	%		X.XX	%		X.XX	%
Storage Fee per annum*		X.XX	%		X.XX	%		X.XX	%
Insurance Allowance per annum		X.XX	%		X.XX	%		X.XX	%
Shares of Trust, beginning		X,XXX.XX			X,XXX.XX			X,XXX.XX
Tons of copper in Fund, beginning		XX.XX			XX.XX			XX.XX
Beginning NAV of the Fund	$	XX,XXX.XX		$	XX,XXX.XX		$	XX,XXX.XX
Amount of copper in tons to be delivered to cover the Sponsor’s Fee		X.XX			X.XX			X.XX
Amount of copper in tons to be delivered to cover the Storage Fee		X.XX			X.XX			X.XX
Amount of copper in tons to be delivered to cover the Insurance Allowance		X.XX			X.XX			X.XX
Tons of copper in Fund, ending		XX.XX			XX.XX			XX.XX
Ending NAV of the Fund	$	XX,XXX.XX		$	XX,XXX.XX		$	XX,XXX.XX
Ending NAV per Share	$	XX.XX		$	XX.XX		$	XX.XX

* The Storage Fee will vary depending on the type of Metal represented by each Fund. For more information about Storage Fees, please see “RISK FACTORS – Risks Related to the Trust.”

Sponsor’s Fee

          The Sponsor’s Fee is calculated at an annualized rate equal to [_____]% of the net asset value (“NAV”) of the Trust paid monthly in arrears (the “Sponsor’s Fee”). Each Fund will be responsible for (and, therefore, the Shareholders will bear the burden of) its expenses not assumed by the Sponsor. These expenses include the Storage Fee, Sponsor’s Fee, Insurance Allowance, and any non-recurring, extraordinary expenses. For more information about the functions of the Sponsor and Trustee, please see the sections entitled “The Sponsor” and “The Trustee,” respectively. For each Fund, the aggregate of the Storage Fee, Sponsor’s Fee and insurance premium will be accrued daily in Metal weight, sold daily to the Metal Agent at [that day’s] LME Cash Settlement Price for the respective Metal, and settled in Warrants evidencing an amount of Metal that is no greater than the monthly accrued Metal amount. The portion of the Sponsor’s Fee accrued, but not amounting to the weight of a Warrant will be carried over to the next month’s end. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any portion of the Sponsor’s Fee.

          The Trustee, generally at each month end, will deliver Metal, whose Metal weight is represented by one or more Warrants, as may be necessary to settle the sale of Metal to the Metal Agent in order to pay the Storage Fee, Sponsor’s Fee and insurance premium. The Trustee, from time to time, will also sell Metal, whose Metal weight is represented by one or more Warrants, as may be necessary to permit payment in cash of other of the Trust’s expenses not assumed by the Sponsor. The Trustee is authorized to sell Metal at such times and in amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize a Fund’s holdings of assets other than Metal. Accordingly, the amount of Metal to be sold will vary from time to time depending on the level of the Fund’s expenses and the market price of each Metal. See “Business of the Trust—Trust Expenses.” Each delivery or sale of each Metal by the Fund to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of US Shareholders” for additional information.

Storage Fee

          Each Fund will pay a daily Storage Fee set by the Sponsor to pay for the warehouse costs of storing the Fund’s Metal at Approved Warehouses. The Storage Fee will accrue on a US cents per metric ton per calendar day basis to each Fund, and the accrued but unpaid liability will impact the NAV of each Fund and NAV per Share. The Storage Fee is set by the Sponsor in its sole discretion and may vary, but will not exceed the maximum of the then-current published LME warehouse rents. Current LME warehouse rents can be found at www.lme.com/warehousing.asp. An amount of each respective Metal will be deducted and sold to the Metal Agent at that day’s LME Cash Settlement price sufficient to cover such daily Storage Fee liability. The settlement of such Metal sale will be at the end of each month. The portion of Storage Fee accrual not amounting to the weight of a Warrant will be carried over to the next month’s end.

          The initial Storage Fee applicable to each Metal is set forth below:

Metal	Storage Fee (U.S. cents per metric ton per day)

Aluminum	$0.40
Copper	$0.36
Lead	$0.35
Nickel	$0.45
Tin	$0.42
Zinc	$0.36

          The Trustee, generally at each month end, will deliver Metal, whose metal weight is represented by one or more Warrants, as may be necessary to settle the sale of Metal to the Metal Agent in order to pay the Storage Fee. The Trustee is authorized to accrue Metal daily to permit such payments to be made as they become due, it being the intention to avoid or minimize the Fund’s holdings of assets other than Metal. Accordingly, the amount of Metal to be sold will vary from time to time depending on the level of the Fund’s expenses and the market price of each Metal. See “Business of the Trust—Trust Expenses” for additional information. Each delivery or sale of each Metal by a Fund to pay the Storage Fee will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of US Shareholders.”

Insurance Allowance

          The Trust has put in place an insurance policy to cover certain events of physical loss of the Metal backing the Shares of each Fund. Each Fund will pay a daily Insurance Allowance to pay the insurance premium related to the insurance policy. It is intended that the Insurance Allowance paid will approximate, but not exactly equal, the insurance premium owed by the Trust (the Trustee will have the right to adjust as necessary). A Fund’s liability for the Insurance Allowance will be accrued daily in Metal weight, sold daily to the Metal Agent at [that day’s] LME Cash Settlement Price for the respective Metal, and settled in Warrants evidencing an amount of Metal that is no greater than the monthly accrued Metal amount. Any differences between actual and accrued costs for insuring the Metal will be borne by the Sponsor.

Other Fund Expenses

          In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor also will pay the costs of the Trust’s organization, Trustee, Marketing Agent, registration, and initial sale of the Shares, including any applicable SEC registration and self-regulatory organization fees, and may pay certain of the legal fees incurred by the Trust. In addition, most Shareholders will incur brokerage commissions when buying or selling shares of a Fund that are not reflected in the table above.

The Offering

          Each Fund issues shares representing fractional undivided beneficial interests in, and ownership of the net assets of, such Fund (“Shares”).

          Each Fund continuously issues and redeems its Shares in one or more blocks of Shares as specified in the table below (each block, a “Creation Unit”). Except when aggregated in Creation Units, Shares are not redeemable. Only Authorized Participants may purchase and redeem Shares from a Fund and only in a number of Shares equal to a Creation Unit. In addition, Authorized Participants may purchase and redeem Shares of Fund in exchange only for LME Warrants. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price that varies depending on, among other factors, (i) the trading price of the Shares of each Fund on the Exchange, which may be different than the NAV, (ii) the NAV, and (iii) the supply of and demand for the Shares at the time of the offer. Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. Authorized Participants do not receive from any Fund, the Sponsor, the Trustee, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

Creations and Redemption Units

Fund	Size of Creation Unit

ETFS Physical Aluminum	[____] Shares
ETFS Physical Copper	[____] Shares
ETFS Physical Lead	[____] Shares

ETFS Physical Nickel	[____] Shares
ETFS Physical Tin	[____] Shares
ETFS Physical Zinc	[____] Shares
ETFS Physical IM Basket	[____] Shares

          In order to provide liquidity and seek to minimize tracking error, Authorized Participants may purchase and redeem each Fund’s Shares at any time. The minimum creation amount and redemption amount is one Creation Unit. The maximum creation amount and redemption amount for a single day is dependent on the total amount of metal evidenced by outstanding LME Warrants and will be set at a predetermined percentage of such outstanding LME Warrants, as agreed upon by the Sponsor and Metal Agent (the “Maximum Creation Limit”). Authorized Participants will be given notice of the Maximum Creation Limit applicable to their purchase orders. Each Fund reserves the right to waive the Maximum Creation Limit if the Metal Agent, in coordination with the Sponsor, determines such waiver is in the best interests of the Fund and will not risk triggering the LME Lending Guidance requirements. In addition, the Metal Agent and Sponsor may change the Maximum Creation Limit amount in the future in response to market factors, including, but not limited to, supply and demand for LME Warrants for each Metal. Authorized Participants will be given advance notice of any change in the Maximum Creation Limit. If one or more Authorized Participants have reached a daily Maximum Creation Limit and such limit is not waived, Authorized Participants will be unable to purchase Creation Units, and market demand for the Shares of a Fund may rise. As a result, the intraday indicative value (“IIV”) per share for the Shares, which is calculated and updated at least every 15 seconds by the Exchange or a third party financial data provider, could be expected to deviate from the market price of the shares as reflected during the Exchange's trading session (9:30 AM to 4:00 PM, Eastern time). In such a case the Shares may trade at a premium relative to the Shares’ net asset value. If the Maximum Creation Limit is waived in such an instance, the waiver would have the effect of reducing or eliminating the premium on the Shares held by existing Shareholders. For information about the risks of the Shares trading at a premium or discount, see “RISK FACTORS – Risks Relating to the Shares.”

          Redemptions of Creation Units may be suspended or restricted (i) during any period regular trading on the Exchange or LME is suspended, restricted or closed, (ii) during an emergency that makes it reasonably impracticable to deliver, dispose of, or evaluate Metal and/or Warrants, and (iii) if the Metal Agent, in coordination with the Sponsor, determines that the transfer of Metal to or from a Fund is commercially impracticable or contrary to applicable law, rule or regulation.

The initial amount of Metal required for deposit with the Fund to purchase a Creation Unit of each Fund is as follows:

Fund Name	Amount of Metal

ETFS Physical Aluminum	[__ metric tons]
ETFS Physical Copper	[__ metric tons]
ETFS Physical Lead	[__ metric tons]
ETFS Physical Nickel	[__ metric tons]
ETFS Physical Tin	[__ metric tons]
ETFS Physical Zinc	[__ metric tons]
ETFS Physical IM Basket	[__ metric tons]

          The number of metric tons of Metal required to purchase a Creation Unit of a Fund or to be delivered upon the redemption of a Creation Unit will gradually decrease over time, due to the accrual of the Fund’s expenses and the sale or delivery of the Fund’s Metal to pay the Fund’s expenses. See “Business of the Trust—Trust Expenses” for additional information. Shares may be purchased and redeemed from the Funds only by Authorized Participants and only in Creation Units. A Fund will not issue fractional Creation Units. Authorized Participants will pay a transaction fee for each Purchase Order and Redemption Order. For more information, please see the section entitled, “Creations and Redemptions of Shares.”

          The Trustee may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Trustee or Sponsor thinks it advisable for any reason. Redemptions may be suspended only (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed, (ii) during an emergency as a result of which delivery, disposal or evaluation of Warrants is not reasonably practicable, or (iii) at any time when Warrants are not available to the Trust, during an emergency as a result of which delivery, disposal or evaluation of a Metal is not reasonably practicable. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Use of Proceeds

          Warrants received by each Fund from the creation of Creation Units will evidence ownership of physical Aluminum, Copper, Lead, Nickel, Tin, and Zinc, as appropriate for each Fund, that meets LME specifications. Throughout the life of the Trust, the ownership of the Metal held by each Fund will be evidenced by Warrants and/or Warehouse Receipts – however, in all cases such Metal will meet LME specifications. Pursuant to the Trust Agreement, during the life of the Trust; the proceeds for each Fund will only be (1) held by the Fund, (2) delivered to Authorized Participants in connection with the redemption of Creation Units, or (3) sold to pay the Sponsor’s Fee, Storage Fee and Insurance Allowance, or as needed to pay non-recurring, extraordinary of a Fund’s expenses not assumed by the Sponsor.

Net Asset Value

          The NAV of each Fund is the aggregate value of each Fund’s assets (i.e., its Metal) less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of each Fund, the Trustee will determine the value of the Metal held by each Fund on the basis of the LME Cash Settlement Price per metric ton as set at Second Ring of the First Session, at the following times:

First Session, second ring (official)	GMT*

Aluminum	12:55 – 13:00
Lead	12:45 – 12:50
Zinc	12:50 – 12:55
Copper	12:30 – 12:35
Tin	12:40 – 12:45
Nickel	13:00 – 13:05

* Eastern Standard Time is Greenwich Mean Time (“GMT”) minus five hours subject to daylight savings time adjustments.

See “The Industrial Metals Market – The Metals Market – The London Metals Exchange (“LME”)” for a description of the operation of the LME exchange pricing.

The Trustee will determine the NAV of each Fund on each Business Day, as promptly as practicable after _____ Eastern Time. If no LME Cash Settlement Price is available on a particular day or has not been announced by _____ Eastern Time on a particular day, the next most recent LME Cash Settlement Price will be used to determine the NAV of each Fund, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination.

U.S. Federal Income Tax Considerations

          The Trust intends to take the position that each Fund is a “grantor trust” for United States federal income tax purposes. However, because of the absence of authority addressing the classification of an entity such as the Funds, the IRS or a court might not agree with the treatment of the Trust as a grantor trust, in which case each Fund would be treated as a partnership for U.S. federal income tax purposes. Assuming that each Fund will be treated as a grantor trust for U.S. federal income tax purposes, each Fund itself will not be subject to U.S. federal income tax and, instead, such Fund’s income and expenses will “flow through” to its Shareholders. In other words, a Fund’s Shareholders will be treated as if they owned a corresponding share of the Fund’s assets, received a corresponding share of such Fund’s income, and incurred a corresponding share of such Fund’s expenses. The Trustee will report each Fund’s income, gains, losses and deductions to the IRS on that basis. See “United States Federal Income Tax Consequences” and “ERISA and Related Considerations.”

Limitation on Liability

The Sponsor and Trustee:

•	are only obligated to perform actions specifically set forth in the Trust Agreement without negligence or bad faith;
•	are not liable for the exercise of discretion permitted under the Trust Agreement; and
•	have no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person.

See “Description of the Shares and the Trust Agreement” for additional information.

Termination Events

The Trust Agreement may be terminated if:

•	the Trustee is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•

holders of at least 75% of the outstanding Shares notify the trustee that they elect to terminate the Trust (in such case, the Trustee shall set a date on which the Trust will terminate and mail notice of that termination to Shareholders at least 30 days prior to the date set for termination);

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor Trustee has not been appointed and accepted its appointment;
•	the SEC determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;
•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million for five consecutive trading days and the Trustee receives, within six months from the last of those trading days, notice that the Sponsor has decided to terminate the Trust;

•	the CFTC determines that the Funds are commodity pools under the CEA and the Trustee has actual knowledge of that determination; or
•

the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the Trustee receives notice that the Sponsor has determined that the termination of the trust is advisable.

          In the event of the termination of the Trust or a Fund, the Trustee will deliver Fund property upon surrender and cancellation of Shares and, ninety days after termination, may sell any remaining Fund property in a private or public sale, and hold the proceeds, uninvested and in a non-interest bearing account, for the benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement— Amendment and Termination.”

Principal Offices

          The principal office of the Trust is located at c/o ETF Securities USA LLC, 48 Wall Street, New York, New York 10005, and the telephone number is (212) 918-4954. The principal office of the Sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands. The Trustee’s principal place of business is located at [________]. The Metal Agent maintains its principal place of business at [_______].

SUMMARY FINANCIAL CONDITION

          As of the close of business on [__________], 2011, the net asset value of each Fund was as follows:

          See the financial statements included in this Prospectus.

RISK FACTORS

          An investment in the Shares involves a significant degree of risk. Prior to making an investment decision to invest in Shares of the Funds, prospective investors should carefully read and understand the risk factors described below as well the information included in the remainder of the Prospectus. The risk factors described below are known, principal risks of investing in Shares of the Funds and are not intended to represent an exhaustive list of all risks that may apply to an investment in the Shares of the Fund now and in the future.

          You should obtain your own independent accounting, tax and legal advice and should consult your own professional investment advisers to ascertain the suitability of Shares as an investment. Together with your advisers, you should conduct an independent investigation and analysis regarding the risks, security arrangements, delivery processes and cash-flows associated with Shares to evaluate the merits and risks of an investment in any Fund’s Shares.

Risks Related to the Metals Markets and Markets in General:

The value of each Fund’s Shares relates directly to the value of the Metal held by the Fund and fluctuations in the market price of such Metal could materially adversely affect an investment in the Shares.

          Each Fund’s Shares are designed to mirror as closely as possible the performance of the price of the physical Metal or basket of Metals represented by the Fund in the proportions held by the Fund, and the value of each Fund’s Shares relates directly to the value of the Metal held by the Fund less fees and expenses. The prices of Aluminum, Copper, Lead, Nickel, Tin, and Zinc, have fluctuated widely over the past several years. Several factors may affect the price of these Metals, including:

•

global or regional political, economic or financial events and situations, particularly war, terrorism, expropriation and other activities which might lead to disruptions to supply from countries that are significant Metal producers;

•

global industrial metal supply and demand, which is influenced by such factors as exploration success, mine production, smelting capacity and net forward selling activities by metal producers, investment demand and industrial demand, net of any recycling;

•

financial activities including investment trading, hedging or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, exchange-traded investment pools, such as the Funds, governments or other speculators which could affect global supply or demand; and

•

financial market factors such as investors’ expectations with respect to the future rates of inflation, movements in world equity, financial and property markets, interest rates and currency exchange rates, particularly the strength of and confidence in the US dollar.

          In addition, prospective and existing Shareholders should be aware that there is no assurance that the Metals held by the Funds will maintain their value in the short-, mid- or long-

term in terms of purchasing power. In the event that the market price of a Metal held by a Fund declines, the Sponsor expects the value of an investment in that Fund’s Shares to decline proportionately. Adverse movements in the market price of Metals may negatively affect the return to Shareholders.

Shortages of the physical Metal represented by the Warrants held by a Fund may adversely affect the market price of that Metal.

          Metal markets have the potential to suffer from market disruption or volatility caused by shortages of physical Metal. Such events could result in a spike in Metal prices. Price spiking can also result in volatile forward prices, which could result in the bid-offer spread on the Exchange widening, reflecting short-term forward rates in the relevant Metal. This may adversely affect the return to Shareholders.

Since there is no limit on the amount of Metal that a Fund and other similar products may acquire, the growth of the Funds and other similar products may affect the supply and demand of one or more Metals that ultimately may affect the price of one or more Funds’ Shares in a manner unrelated to other factors affecting the global markets for the relevant Metals.

          The Trust Agreement places no limit on the amount of Metal that each Fund may hold. Moreover, each Fund may issue an unlimited number of Shares, subject to registration requirements, and thereby acquire an unlimited amount of the Metal represented by the Fund. If the amount of Metal acquired by any Fund is large enough in relation to global supply and demand for that Metal, further in-kind creations and redemptions of Shares could have an impact on the supply and demand of such Metal unrelated to other factors affecting the global markets for such Metal. Such an impact could affect the prices for that Metal, which, in turn, would directly affect the price at which Shares are traded on the Exchange or the price of future Creation Units created or redeemed by the Fund. The Trustee and Sponsor cannot provide prospective and existing Shareholders any assurance that the Metal holdings of the Funds will not have an adverse affect on the prices of the Metals represented by the Funds and thereby affecting Funds’ Share trading prices. This risk is compounded to the extent that there are other similar and competing products that invest in the same types of Metals. Specific Metals may have supply and demand characteristics that may affect the value of a Fund’s Shares from time to time.

Purchasing activity in the Metals markets associated with each Fund or selling activity following redemptions of Creation Units may affect the prices of the Metals represented by each of the Funds and Share trading prices. These price changes may adversely affect an investment in the Shares.

          Purchasing activity associated with acquiring the Metals required for deposit into the Trust in connection with the creation of Creation Units may increase the market prices of those Metals, which will result in higher prices for the Shares. Increases in the market prices of the Metals may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market prices of the Metals that may result from increased purchasing activity of the Metals connected the creation of

Creation Units. If the price of a Metal declines, the trading price of the Shares of the Fund representing such Metal also will decline.

          Selling activity associated with sale of the physical Metal withdrawn from the Trust in connection with the redemption of Creation Units may decrease the market price of the Metals, which will result in lower prices for the Shares of the Funds. Decreases in the market price of the Metals also may occur as a result of the selling activity of other market participants. If the price of a Metal declines, the trading price of the Shares of the Fund representing such Metal also will decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in the Metals represented by the Funds.

          The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the Metals industries and other securities backed by or linked to Metal, direct investments in Metal and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Metal directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The price of the Metals represented by the Funds may be adversely affected by large-scale redemptions of the shares of other exchange-traded vehicles that seek to track the Metals markets.

          To the extent existing exchange-traded vehicles (ETVs) tracking the Metals represented by the Funds represent a significant proportion of demand for physical Metal, large redemptions of the securities of these ETVs could negatively affect physical Metal prices and the price and NAV of the Shares.

Increased market volatility may have a chilling effect on the trading activity in the Funds’ Shares, which may adversely affect the market prices of Fund Shares.

          General movements in local and international markets and factors that affect the investment climate and investor sentiment could all affect the level of trading and, therefore, the market price of Shares. These risks are generally applicable to any investment in listed securities. Prospective and existing Shareholders should be aware that Shares can go down in price as well as up and Shareholders may lose the value of all or part of their investment.

Imposition of export restrictions and customs duties on Metal could have a material adverse affect on the value of a Fund’s Shares.

          It is expected that Metal held by the Trust will be located in geographic areas that are exempt from export restrictions and customs duties on the Metal. If governmental authorities in such geographic areas were to impose or consider imposing export restrictions or customs duties applicable to one or more Metals, the value of any such Metal held by the Trust may decline and the value of a Fund’s Shares could be materially adversely affected. Furthermore, Metal is often transported from warehouse locations in such geographic areas to various countries where Metal is consumed. If custom duties are levied on the delivery of Metal to countries where Metal is consumed, such duties could affect the demand for Metal in those countries, and thus, adversely affect the price of Metal.

Risks Related to the London Metal Exchange (“LME”):

The operations of the Funds are dependent upon the operations of the LME. The LME may take actions or omit to take actions that may have an adverse effect on the Funds’ operations and, possibly, the value of the Funds’ Shares.

          The Funds rely on prices and standards disseminated by the LME that are widely accepted in the Metals markets and, in connection with the delivery of Warrants due upon a redemption of Creation Units, on the availability of certain systems and arrangements developed and put in place by the LME. As a result, certain actions or omissions of the LME described in more detail in the risks that follow, over which neither the Trustee nor Sponsor will have any control, may have an adverse effect on the value of the Funds’ Shares and may result in losses in the value of the Funds’ Shares.

A failure of the LME systems or procedures for the transfer of Warrants may delay or impede timely redemptions of Creation Units and prevent the trading price of the Funds’ Shares from converging with the price of each Fund’s Metal.

          As explained elsewhere in this Prospectus, redemptions of Shares generally take place in exchange for Warrants that are issued by the Metal Agent in compliance with applicable LME rules. Pursuant to the LME Rulebook, Warrants are transferred via an electronic system called the LMEsword System, operated by the LME. None of the Trustee, Sponsor, Metal Agent or any of their affiliates has any control over the operation or availability of the LMEsword System. Should the LMEsword System become unavailable at the time that a redemption is expected to occur, the Metal Agent will not be able to deliver, on behalf of the applicable Fund, the corresponding Warrants. In that situation, while it may be possible for the Fund to arrange for a physical delivery of Metal in lieu of Warrants, there is no assurance that such delivery could take place at the time anticipated by the redeeming Authorized Participant, and a delay in the redemption may result.

          To the extent that the delays described above occur at a time when the trading price of a Fund’s Shares has deviated from the price of the Metal it represents, they may result in Authorized Participants not being able or willing to take advantage of the arbitrage opportunities that would otherwise operate to close the disparity and cause both prices to converge. If that is the case, the price of the Fund’s Shares may fall or fluctuate erratically and the Fund’s Shareholders may sustain a loss in their investment.

The Metals held by the Funds may cease to be eligible under applicable LME standards, which may adversely affect the value of Shareholders’ investment in Fund Shares.

          According to the Trust Agreement, only Metals that meet the requirements to be delivered in settlement of the corresponding Metal futures contracts traded on the LME may be delivered to a Fund in exchange for Creation Units of that Fund. This requirement seeks to ensure that the Funds own Metal of such quality and specifications as are widely acceptable in the market. There is no assurance, however, that the LME will not change its specifications, or that Metal held by the Metal Agent will not cease to meet the specifications required to be delivered in settlement of Metal futures contracts traded on the LME. As a result, Metal owned by the Funds may become less marketable and lose value. If that were the case, the value of the Funds’ Shares would be adversely affected.

Errors or omissions in information disseminated by the LME may have an adverse effect on the value of the Funds’ Shares.

          The Trust values the Funds’ assets using the Official Price (cash seller) announced by the LME on the date on which the valuation takes place. Should the LME fail to announce an Official Price (cash seller) on a date when such announcement is expected, the Trustee is authorized to use the most recently announced LME Official Price (cash seller) unless the Trustee, in consultation with the Sponsor, determines that such a price is inappropriate as a basis for evaluation. Similarly, the LME may announce on a date as Official Price (cash seller) an erroneous price. It is not possible to anticipate the effect, if any, that such a change in the price used in the valuation of the Funds’ assets, or the announcement of an erroneous price (even if subsequently corrected by the LME) may have on the price of the Funds’ Shares, but it is conceivable that such impact could be negative and material. Shareholders who choose to sell their Shares in the wake of such a change or error may sustain a loss in their investment in Fund Shares.

The LME Cash Settlement Price may be influenced by factors specific to that market and may not reflect the fair value of the Metal.

          Metal is traded directly between producers and consumers as well as on the LME. As a result, not all Metal is the subject of a Warrant. The LME Cash Settlement Price is determined by a number of factors, including, in part, by the amount of industrial metal available for trading on the LME. That amount may differ significantly from the reported total supply stock of such Metal and from investor expectations on supply and demand. Investors must take care to consider all of the factors that affect the LME Cash Settlement Price.

LME Lending Guidance may require the Funds to sell or lend their Warrants on the LME or, in the alternative, to convert Metal held by the Funds to Off-Warrant Metal to avoid such lending requirements. Both of practices may adversely affect the price of the Metal and, thus, the value of the Funds’ Shares.

          The Funds will hold primarily On-Warrant Metal to back the Shares. The LME has implemented rules requiring holders of long positions in Warrants over a certain threshold to respond to demand in the market for borrowing. Holders of such long positions can be required by the LME to roll their positions for a day at pre-defined premium levels to the prevailing cash price. Such rules are known as LME Lending Guidance.

          The Metal Agent has contractually agreed to use reasonable efforts and exercise proper discretion within the Off Warrant Metal Policy set by the Trust to administer the Funds’ Warrant holdings to help the Trust avoid becoming subject to LME Lending Guidance. Such efforts will include monitoring the Funds’ Warrant positions and periodically taking Metal out of one of the Warrant pools. This is known as taking Metal “Off Warrant”.

          The Funds rely on the Metal Agent to administer their Warrant position and cannot provide assurance that the Metal Agent will be able to respond to changes in the Funds’ long Warrant positions and in the number of live Warrants to ensure that a Fund will not become subject to LME Lending Guidance. Furthermore, the LME has discretion to change the rules governing LME Lending Guidance and any such change could potentially affect the Metal that one or more Funds has taken Off Warrant.

          In the event the Funds’ holdings in On Warrant Metal become subject to LME Lending Guidance, the Funds may be required to suspend the creation of Creation Units if the LME prevents it from taking possession of any new Warrants. Any such suspension of the creation of Creation Units may result in the Shares trading at a premium. Furthermore, the Metal Agent will, on the Funds’ behalf, enter into “tom/next” transactions in amounts sufficient to bring the Funds’ Warrant holdings within the relevant threshold. Such transactions will reduce the Funds’ Metal holdings for a single LME Business Day, and the Funds will have an unsecured contractual obligation against the LME or LCH.-ClearNet, the LME’s contracted central counterparty clearing house, for the delivery of Warrants the following day. The LME process for settling futures transactions via physical delivery on the exchange involves the delivery of unidentified Warrants at weights that may be plus or minus 2% of the weight of Metal purchased. As a result, due to the variation of weight in the metal represented by a Warrant, the Fund and Metal Agent will coordinate to ensure that the ownership reflects the specific amount owned by the Fund and the Metal Agent, respectively.

Risks Related to the Trust:

The Funds are passive investment vehicles and the value of Fund Shares may be adversely affected by Fund losses that, if the Fund had been actively managed, it might have been possible to avoid or mitigate.

          Neither the Trustee nor the Sponsor actively manages the Metals held by each of the Funds. This means that the Trustee does not sell Metal at times when its price is high, or acquire Metal at low prices in the expectation of future price increases. It also means that the Trustee does not make use of any of the hedging techniques available to professional Metal investors to attempt to reduce the risks of losses resulting from price decreases or high price volatility. Any losses sustained by a Fund will adversely affect the value of that Fund’s Shares.

The performance of Fund Shares will be adversely affected by an increase in the expenses of the Fund.

          Each Fund will be responsible for the payment of the Sponsor’s Fee, Storage Fee, Insurance Allowance, and any other expenses not assumed by the Sponsor. Most of the anticipated ordinary expenses of the Fund have been assumed by the Sponsor. The amount of the Storage Fee may vary from the amount disclosed at the time of effectiveness of this Prospectus due to a variety of reasons. In addition, the Metal Agent has no obligation to accept any additional delivery on behalf of a Fund if, after giving effect to such delivery, the total weight of a Fund’s Metal held by the Metal Agent exceeds [__] metric tons. If the Metal Agent Agreement terminates and a Fund needs to negotiate a new agreement with a different metal agent, or if is required to obtain the services of additional metal agents or warehousing companies to store Metals in excess of the amount that the Metal Agent is required to warehouse, the amount of the Storage Fee to be paid by the Funds in connection with such new arrangements is not possible to predict at this time. It will depend on the market conditions prevailing at the time, the relative strength of the Fund’s bargaining position and other factors outside of the Fund’s or Sponsor’s control. In any event, any increase in the Storage Fee will require additional sales of Metal to cover the Storage Fee and will result in a corresponding decrease in the return, if any, to the Funds’ Shareholders.

          Metal warehousing fees are usually structured in terms of a fixed dollar amount per metric ton per day, irrespective of the market value of the particular Metal and may be significant. Storage Fees are charged on the basis of a stated amount of U.S. cents per ton per day. The below chart shows the percentage of the Storage Fee relative to LME Cash Settlement Price for a ton of metal on March 25, 2011.

	LME Cash Settlement Price (USD) as of 3/25/2011	Annual Rental Fee (c/t/d)	Number of Days in Current Year	Storage Fee (%) as of 3/25/2011

Copper	9,715.00	36	365	1.35%
Nickel	27,060.00	45	365	0.61%
Tin	31,825.00	42	365	0.48%

Aluminium	2,608.50	40	365	5.60%
Lead	2,705.00	35	365	4.72%
Zinc	2,367.00	36	365	5.55%

          Accordingly, in times of depressed Metal prices, the Trust will need to sell greater amounts of Metal to cover the Storage Fee. This will result in a more accelerated decrease in the amounts of Metals represented by each Fund’s Shares and a corresponding decrease in the value of such Shares. Storage fees for base Metals are more significant relative to the storage fees for precious metals such as gold because a greater amount of base Metal is required to equal the same USD value. Unlike the case with certain precious metal funds, Storage Costs are charged to investors separately from the Sponsor’s Fee. As with any direct or indirect investment in Metal, Storage Costs will have an adverse effect on the investment return.

The Trust may be required to terminate and liquidate a Fund at a time that is disadvantageous to Shareholders.

          If the Trust is required to terminate and liquidate a Fund, such termination and liquidation could occur at a time which is disadvantageous to the Fund’s Shareholders, such as when the particular Metal’s prices are lower than the Metal’s prices at the time when Shareholders purchased their Shares. In such a case, when a Fund’s Metal is sold in connection with the Fund’s liquidation, the resulting proceeds distributed to Shareholders will be less than if Metal prices were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of a Fund, including when the termination of a Fund may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

          Upon termination of the Trust, the Trustee will sell the Metal in each Fund in the amount necessary to cover all of the expenses of liquidation, and to pay any outstanding liabilities of the Trust. The remaining Metal will be distributed among Shareholders surrendering Shares. Any Metal remaining in the possession of the Trustee after 90 days may be sold by the Trustee and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders of the respective Fund. Sales of Metal in connection with the liquidation of a Fund at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in Shares.

Shareholders will not have the rights enjoyed by investors in certain other investment vehicles.

          The Shares have limited or no voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of Shareholders.

A small number of Shareholders with large holdings may choose to terminate a Trust.

          Shareholders of 75% of the Shares have the power to terminate the Trust (in such case, the Trustee shall set a date on which the Trust will terminate and mail notice of that termination to Shareholders at least 30 days prior to the date set for termination). This power may be exercised by a relatively small number of Shareholders if the ownership of the Funds’ Shares is concentrated in a small number of Shareholders. If the Trust is terminated in this manner, the remaining Shareholders of the Funds will be forced to find another investment vehicle that may not offer the same terms and features as the Trust.

Shareholders and Authorized Participants lack the right under the Metal Agent Agreement to assert claims directly against the Metal Agent.

          Neither the Shareholders nor any Authorized Participant will have a right under the Metal Agent Agreement to assert a claim of the Trustee against the Metal Agent. Claims under the Metal Agent Agreement may only be asserted by the Sponsor on behalf of the Trust.

The sale of a Fund’s Metal to pay expenses not assumed by the Sponsor at a time of low Metal prices could adversely affect the value of the Shares.

          A Fund will sell Metal held by it to pay expenses not assumed by the Sponsor on an as-needed basis irrespective of then-current Metal prices. The Funds are not actively managed and no attempt will be made to buy or sell Metal to protect against or to take advantage of fluctuations in the price of any Metal. Consequently, the Funds’ Metals may be sold at a time when the Metals prices are low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if a Fund is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

          Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Risks Relating to the Shares:

The Shares may trade at a price which is at, above or below the NAV and any discount or premium in the trading price relative to the NAV may widen as a result of non-concurrent trading hours between the Exchange and the LME.

          The Shares may trade at, above or below the NAV. The NAV will fluctuate with changes in the market value of each Fund’s Metal. The trading price of the Shares will fluctuate in accordance with changes in the NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the Exchange, the LME and other major Metals markets. While the Shares will trade on the Exchange until 4:00 PM Eastern Time, liquidity in the market for each of the Metals will be reduced after the close of the major world markets for such Metals, including London. As a result, during these periods, trading spreads and the resulting premium or discount on the Shares may widen.

An active secondary market for the Shares may not develop or be maintained, which may limit the ability of Shareholders to sell the Shares.

          Prior to the date of this Prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

The amount of Metal represented by a Fund’s Shares will decrease over the life of the Trust due to the sales of Metal necessary to pay Trust expenses. Without increases in the price of Metal sufficient to compensate for that decrease, the price of the Shares will also decline and Shareholders will lose money on their investment in Fund Shares over time.

          Because the Funds do not receive or generate income, they need to sell Metal to cover the Sponsor’s Fee, Insurance Allowance, Storage Fee, and any other expenses not assumed by the Sponsor. While the Sponsor has agreed to assume a majority of the Trust’s ordinary operating expenses, not all Trust expenses have been assumed by the Sponsor and there may be additional unanticipated expenses that also will not be assumed by the Sponsor. For example, warehousing and any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor.

          The Trust also may be subject to other liabilities (for example, as a result of litigation) that will not be assumed by the Sponsor. The only source of funds to cover such liabilities is from the sale of the Metal held by each Fund. Even if there were no expenses other than those assumed by the Sponsor, and there were no other liabilities, the Trustee would still need to sell Metal to pay the Storage Fee, Insurance Allowance and the Sponsor’s Fee. The result of these sales is a decrease in the amount of Metal represented by each Fund’s Shares. New deposits of Metal, received in exchange for Creation Units, do not reverse this trend.

          A decrease in the amount of Metal represented by each Fund’s Shares results in a decrease in the price of the Shares even if the price of the Metal has not changed. To retain the

Shares’ original price, the price of the Metals represented by each Fund has to increase. Without that increase, the diminished amount of Metal represented by each Fund’s Shares will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the decreasing amount of Metal represented by each Fund’s Shares, Shareholders will sustain losses on their investment in Fund Shares.

There may be situations where an Authorized Participant is unable to redeem a Creation Unit. To the extent the value of a Metal decreases, delays in redemptions may result in a decrease in the value of the Metal the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

          Redemptions may be suspended or restricted (i) during any period regular trading on the Exchange or LME is suspended, restricted or closed, (ii) during an emergency that makes it reasonably impracticable to deliver, dispose of, or evaluate Metal and/or Warrants, and (iii) if the Metal Agent, in coordination with the Sponsor, determines that the transfer of Metal to or from a Fund is commercially impracticable or contrary to applicable law, rule or regulation. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of a Metal decreases before such Authorized Participant is able again to surrender one or more Creation Units for redemption, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the Metal it received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during times when redemptions are suspended or restricted, decreasing the number of potential buyers of Shares in the secondary market and, therefore, the price a Shareholder may receive upon sale.

Each Fund’s Shares are subject to tracking error, which may cause the value of a Fund’s Shares to be less than expected and less liquid.

          At any time, the price at which Fund Shares trade on the Exchange may not reflect accurately the price of Metal represented by such Shares. The Creation and Redemption procedures for Shares and the role of certain Authorized Participants and market-makers are intended to minimize this potential difference or “tracking error”. However, the following factors might result in increased “tracking error”:

•

The price of the Metal represented by the Funds’ Shares is the LME Cash Settlement Price. This price is an intra-day trading price and does not include any costs associated with the ownership and storage of Metals (which may be substantial). As explained in more detail below, the storage of industrial metal will incur a Storage Fee, which will be deducted from the Metal Entitlement. This deduction will in turn reduce the value of the Shares and cause a difference between the price of the Shares and the price of the Metal represented by such Shares.

•	The market price of Shares will be a function of supply and demand among investors wishing to buy and sell Shares and the bid-offer spread that market-makers are willing to quote for Shares.

•

In addition, if new demand for Shares exceeds the availability of the Warrants required to create such new Shares, then the issue of new Shares will be restricted and Shares may trade at a premium as a result of such restriction. Furthermore, Maximum Creation Limits may limit the number of Creation Units that may be issued on a particular day. Since the Maximum Creation Limit relating to the Metal Agent is expressed as a percentage of the number of Warrants available for trading on a given day (“Live Warrants”), a reduction in the number of Live Warrants may result in a reduction of the number of Shares of the relevant type that may be issued on each day. Any limitation on the ability of an Authorized Participant to purchase Shares may result in such Shares trading at a premium. Investors who pay a premium risk losing the premium if liquidity in Warrants improves, demand for Shares abates or when new Shares are issued.

•

Maximum Creation and Redemption Limits limit the number of Creation Units that may be created and/or redeemed by an Authorized Participant on a particular day. Since the Maximum Creation and Redemption Limits relating to the Metal Agent are expressed as a percentage of the Live Warrants available for trading on a given day, a reduction in the number of Live Warrants may result in a reduction in the number of Shares of the relevant Fund that may be redeemed on each day. Any limitation on the ability of an Authorized Participant to redeem Shares may result in such Shares trading at a discount.

•	Shareholders are dependent on the existence of Authorized Participants to facilitate making a market in Shares in order to minimize tracking error and to provide investors with liquidity.
•

The Shares are new securities and have no trading record. There can be no assurance that an active secondary market (if any) in the Shares will be created or maintained, which could affect the Shares’ liquidity and market price.

Risks Related to the Sponsor or Trustee:

The Sponsor has a limited history of operating investment vehicles like the Funds, and their experience may be inadequate or unsuitable to manage the Trust and the Funds.

          The Trust is a recently-organized trust, and as of the date of this Prospectus the Funds have no trading record. The Sponsor has had experience establishing and operating companies providing similar types of exchange-traded products offering exposure to precious metals in the U.S. Since its organization in June 2009, the Sponsor has helped to establish and currently serves as sponsor to various precious metals trusts that are listed on a U.S.-based stock exchange. The oldest of such trusts commenced operations in July 2009. Sponsor is an affiliate of a broader group, which is a global provider of exchange-traded commodities and exchange-traded funds. However, the past performance of other products managed by the Sponsor is no indication of its ability to generate similar returns in the future with respect to the Funds. If the experience of the Sponsor is neither adequate nor suitable to manage the Funds, then the operations of the Funds may be adversely affected.

In issuing Creation Units, the Trustee may rely on certain information received from the Metal Agent which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Creation Units may be issued in exchange for an amount of Metal which is more or less than the amount of Metal which is required to be deposited with the Trust.

          The Metal Agent’s definitive records are prepared after the close of each Business Day. However, when issuing Creation Units, the Trustee will rely on information reporting the amount of Metal credited to each Fund’s account that it receives from the Metal Agent during the

Business Day and which is subject to correction during the preparation of the Metal Agent’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of Metal actually received by the Trust may be more or less than the amount required to be deposited for the creation of Creation Units.

          The Trustee may rely on any such information received from the Metal Agent and will not be responsible for making any independent investigation or verification of such information. The Trustee will not be liable for any failure of the Sponsor, any Authorized Participant or the Metal Agent. The Trust Agreement provide various exclusions of liability for the Trustee, including that it is not obliged to monitor the performance of the Trust, any Authorized Participant or the Metal Agent, and may assume that they are performing their obligations in accordance with the terms of any agreement relating to the provision of such services.

Sponsor and its affiliates may engage in activities that present conflicts with the interests of the Trust and Shareholders of the Funds.

          The Sponsor may have inherent conflicts of interest to the extent the Sponsor, its officers and employees do not devote their time exclusively to the Funds. These persons include officers and employees of other affiliated entities that may compete with the Funds for their services. They could have a conflict between their responsibilities to the Funds and to those other entities. However, the Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that any such conflicts should not impair their ability to provide services to the Funds.

          The Sponsor and/or its affiliates serve, or may serve, in similar roles to other pooled investment vehicles or accounts. The Sponsor may have a conflict to the extent that its trading decisions for a Fund may be influenced by the effect they would have on the other vehicles or accounts it, or an affiliate, manages.

Risks Associated with Authorized Participants and the Metal Agent:

Only Authorized Participants May Purchase and Redeem Shares from the Funds. If only a limited number of Authorized Participants purchase Creation Units, the number of Fund Shares available on the secondary market may be limited, which may affect the price of Fund Shares.

          Only Authorized Participants may purchase and redeem Shares of the Funds (unless there is no Authorized Participant to facilitate redemptions). The Trust has agreed to use reasonable efforts to ensure that at all times there is at least one Authorized Participant. Under the Metal Agent Agreement, the Metal Agent has the right to give notice (with immediate effect) that an Authorized Participant has ceased to be acceptable to it in certain circumstances. There can, however, be no assurance that there will at all times be an Authorized Participant to facilitate a market for the Funds’ Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

          In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result Shareholders incurring a loss on their investment.

The failure of either the Metal Agent or an Authorized Participant to perform its obligations in connection with the redemption of a Fund’s Creation Units may delay the redemption of such Creation Unit, which may contribute to a decrease in value of the Fund’s Shares.

          Under the Metal Agent Agreement, where Shares of a Fund are to be redeemed, the Metal Agent may not (subject to the following) permit the Warrants allocated for the purposes of such redemption to be withdrawn from the Fund’s LMEsword Account until the relevant Shares have been delivered to the Fund. If the Metal Agent or Authorized Participant fails to perform its obligations or suffers an Insolvency Event prior to the time for such performance, there may be a delay in redeeming Shares and, depending on the extent to which recovery is obtained from the Metal Agent or the Authorized Participant concerned, an Authorized Participant may not receive its full entitlement on redemption.

          The Funds and Authorized Participants may be dependent on the Metal Agent for creations and redemptions of Shares in the event an Authorized Participant submits a purchase or redemption order in an amount of Shares with a Metal Entitlement which cannot be satisfied in its entirety by Warrants because it exceeds that amount of Metal represented by a whole Warrant, but does not equate to the amount represented by an additional Warrant. In such cases, the purchasing Authorized Participant will purchase in cash from the Metal Agent a fractional portion of the Metal represented by a Warrant necessary to complete the purchase order, and the Metal Agent will allocate such portion of Metal from its Swing lot of Metal to the Fund. A redeeming Fund will allocate a fractional portion of Metal from its share of the Swing lot to the Metal Agent, who, in turn, will transfer such fractional portion to the Authorized Participant in the form of a credit to the Authorized Participant’s account in the Metal Agent’s books and records or cash, if requested by the Authorized Participant.

          The Metal Agent is responsible for maintaining a record of the ownership of such fractional portions until such time as the portions owned amount to a whole Warrant. At such time, the Metal Agent will transfer a Warrant to the Fund or Authorized Participant, as applicable. The Trust and Metal Agent have agreed that the Metal Agent will maintain a swing lot of Metal sufficient to meet the Creation and Redemption demands of the Funds. The Trust and the Metal Agent will pay their respective share of Storage Fees relating to the swing lot in accordance with their pro rata ownership interest.

          If the Metal Agent delays, fails or is unable to fulfill its obligations under the Metal Agent Agreement, a Fund or an Authorized Participant may be restricted in its ability to redeem or create Creation Units until such time as the Trustee with the consent of the Sponsor can find a replacement Metal Agent or a Fund can arrange to sell its Metal directly. A Fund may be unable to sell its Metal at the price agreed with the Metal Agent and this may affect the Fund’s investment return to Shareholders.

Each of the Funds is dependent on the Metal Agent to pay any warehouse fees to LME Warehouses and to monetize the Total Fee. The failure of the Metal Agent to carry out these functions without delay may adversely affect the Funds’ ability to operate.

          The Trust and each of the Funds will rely on the Metal Agent to pay the warehouse fees to LME Warehouses. As consideration for assuming the Funds’ liability to pay such fees, the Trust, on behalf of each of the Funds, will pay the Metal Agent, the Storage Fee. Each Fund will rely on the Metal Agent to purchase daily an amount of Metal equal to the accrued daily Sponsor’s Fee, Insurance Allowance, and Storage Fee (the “Total Fee”) at [that day’s] Metal price and to settle such purchases at the end of each month by transferring an amount of Metal equivalent to the cumulative daily Total Fee for that month from the Fund’s LMEsword Account. The Metal Agent has agreed to deposit cash in US dollars from the fees paid to it by a Fund into the Escrow Account for that Fund whenever the outstanding warehouse fee for any type of Metal equals [____] of the value of Metal held by the Trust. If the Metal Agent becomes insolvent, is otherwise unable to satisfy its obligation to pay the warehouse fee and fails or is unable to fulfill its contractual obligations under the Metal Agent Agreement, the Funds may not be able to monetize their Metal holdings in a timely manner or at a price that ensures they can meet their obligations to pay a portion of or all of the warehouse fee.

Warehouse Receipts physically held by the Metal Agent will not be segregated from the Metal Agent’s assets. In the event of the Metal Agent’s insolvency, there may be a delay and costs incurred in identifying the Funds’ Warehouse Receipts held by the Metal Agent.

          Warehouse Receipts will be held for the Funds by the Metal Agent. While such Warehouse Receipts will be held as bailee and should be protected in the event of the insolvency of the Metal Agent, the insolvency of the Metal Agent or other breach by it of its obligations to the Trust may result in delay in recovering such Warehouse Receipts and other costs and losses to the Trust which also may result in delays in redeeming Shares or Authorized Participants not receiving their full entitlement on redemption.

Risks Related to Physical Metal and the Storage of the Metals:

None of the Sponsor, Trustee or Metal Agent control the storage facilities in which the Funds’ Metal is stored or the conditions under which it is stored, and are therefore unable to prevent the loss, theft or damage of the Funds’ Metal while in storage.

          None of the Sponsor, Funds, or Metal Agent owns a warehouse facility and, as a result, all of the physical Metal backing a Fund’s Shares will be held by one or more LME Warehouses that are not affiliated with any of the Sponsor, Trustee, or Metal Agent. Therefore, none of the Sponsor, Trustee, or Metal Agent will have direct control over the actions of any LME Warehouse, and none of the Sponsor, Trustee, or Metal Agent will have responsibility for the actions of any LME Warehouse.

          The Trust takes delivery of Warrants without any prior notice of or control over the location of the LME Warehouse holding the physical Metal evidenced by such Warrants (although all Warrants to be delivered in settlement of a Purchase Order or Redemption Order must meet certain requirements as specified for the purposes of the applicable Authorized Participant Agreement). The Trust’s Metal may be held in LME Warehouses located in a wide variety of countries, including countries that face heightened levels of political or judicial risk.

          The Metal could be lost, stolen or damaged while stored in an LME Warehouse. Access to Metal could be restricted by natural events, such as flooding, or human actions, such as terrorist attack. Any loss, theft or damage to the Trust’s Metal may result in a delay in redeeming Shares and, depending on the extent to which such Metal is made good or insurance recoveries are made, may result in Authorized Participants not recovering their full Metal entitlement on redemption.

          No investigation has been made as to the effectiveness of the security granted to the Trustee over the physical Metal as against any LME Warehouse or the enforcing of such security under the laws of the country in which an LME Warehouse may be located.

A Fund may not have adequate sources of recovery if its Metal is lost, damaged, stolen or destroyed.

          If a Fund’s Metal is lost, damaged, stolen, or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the Metal Agent or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust or a Fund.

It is possible that the amount of Metal held on behalf of the Funds at any one Warehouse may exceed that amount covered by the Fund’s insurance, or that the loss of or damage to the Funds’ Metal while in storage may be attributable to an event not covered by the Fund’s insurance.

          The Trust has obtained insurance for each Fund to insure the Funds’ Metal (whether evidenced by Warrants or Warehouse Receipts) against risks of loss or damage (including loss or damage caused by fire, lightning, explosion, impact or crash of aircrafts, windstorm, hail, flood, earthquake, volcanic eruption, land subsidence and landslide, snow pressure, avalanches, sprinkler, effusion or spray fire-extinguishing systems, theft, burglary, robbery within the place of insurance, robbery during transport, vandalism after burglary, vehicle impact, smoke, domestic riots, malicious damaging, strike or lockout). The insurance coverage is subject to common exclusions including recovery for loss or damage caused by war, terrorism, cyber-attack, radioactive contamination, chemical, biological, biochemical, and electromagnetic weapons, and access to the Metal that is impaired or rendered impossible by forces of nature (such as earthquake or flood).

          Each Fund’s insurance is subject to a deductible limit of US$[__________] in respect of each and every loss, and to a loss limit of US$[____________] on any one location each and every loss (one location being each warehouse or place of storage or complex of buildings constituting one set of premises). The value of Metal held at each location will be monitored and where reasonable additional insurance will be procured if the value of its Metal held at any one location should exceed US$[___________].

          If a Fund suffers a loss that is not covered by its insurance, or which falls below the deductible limits or above the single event limit in respect of any single event, the ability of the Fund to satisfy its obligations under the Shares may be adversely affected.

Physical Metal delivered to a Fund in exchange for a Creation Unit may not meet the LME Standards and, if a Creation Unit is issued in exchange for such Metal prior to learning that it does not meet such standards, the Fund may suffer a loss.

          Neither the Trustee nor the Metal Agent independently confirms the fineness of the physical Metals allocated to the Funds in connection with the creation of Creation Units. The Metals allocated to the Funds by the Metal Agent may be different from the reported fineness or weight required by the LME. If the Fund nevertheless issues a Creation Unit in exchange for such Metal, and if the Metal Agent fails to satisfy its obligation to credit the Fund the amount of any deficiency, the Fund may suffer a loss. The LME standards are described on the LME’s website at www.LME.com. The Metal Agent’s responsibility for the allocation to a Fund of Metal meeting LME standards is described in “The Metal Agent and the Metal Agent Agreement.”

Due to certain events, Warrants may cease to be acceptable for LME settlement purposes, which may adversely affect an Authorized Participant’s ability to redeem Creation Units of a Fund.

          In certain events affecting particular Warrants (such as insolvency of the producers of the relevant Metal or events affecting an LME Warehouse) such Warrants may cease to be acceptable for settlement purposes on the LME. In such circumstances it may not be possible to sell or transfer (on redemption of Shares or otherwise) the Metal represented by such Warrants in a timely manner or at all, or sale may be possible only at a price lower than the LME Cash Settlement Price. This may adversely affect the ability of an Authorized Participant to redeem Shares.

On Warrant Metal that is taken Off Warrant may decline in value as a result of the conversion, which may adversely affect the value of a Fund’s Shares. Off Warrant Metal also may be subject to heightened risk of loss, damage and theft due to the absence of minimum quality requirements for the storage of Off Warrant Metal.

          The Trustee, on behalf of a Fund, may, from time to time, take Metal Off Warrant and put Metal On Warrant. This process involves transferring the physical Warrants and possibly the underlying Metals. Although all Metal will be held in LME Warehouses, Off Warrant Metal may be stored either in the LME-registered area of an LME Warehouse or in a separate area within the same LME Warehouse, which is not subject to LME Rules or supervision. Although certain of the criteria required by the LME for the LME Warehouses also will apply for areas that are not subject to LME Supervision, the Trust cannot provide any assurances that the full benefit of LME Supervision will apply to the Off Warrant Metal stored in LME Warehouses.

          The administrative process for taking Metal Off Warrant and putting Metal On Warrant could increase the risk that a Fund’s Warrants and Warehouse Receipts are lost or stolen or damaged. Although both Warrants and Warehouse Receipts can be replaced if lost or stolen or damaged, there can be no assurance that such Metal will not be falsely claimed by unauthorized third-parties. In addition, the movement of Metal between the LME and non-LME areas of an LME Warehouse could also result in such Metal being lost, stolen or damaged. While the Trust will obtain insurance to protect against such metal loss, there can be no assurance that the insurance reimbursement will recover the metal loss in full.

          None of the Trustee, Sponsor, or Metal Agent will inspect the fineness or quality of all Metal held Off Warrant. Any losses or deficiencies in Off Warrant Metal could affect the liquidity or price for such Metal and the Trust’s ability to put such Metal back On Warrant.

          While the Off Warrant Metal Policy set by the Trust is designed, inter alia, to ensure that there should always be sufficient Warrants of each type to meet Redemption Orders, any delay or inability to put Metal On Warrant may adversely affect Authorized Participants’ ability to redeem Shares and consequently affect the liquidity or market price of Shares.

Regulatory Risks:

The Exchange may require the delisting of a Fund’s Shares if a minimum number of market markers are not engaged in market making activities on behalf of the Fund.

          Each Fund may be required by Exchange rules to have a minimum number of market makers. If a market maker ceases to act as market maker and a replacement cannot be found and as a result the Fund cannot meet the minimum requirement, the Exchange may require the Shares to cease trading.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

          None of the Trust or the Funds is registered as an investment company under the Investment Company Act and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Funds will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, a Fund is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

If an LME Warehouse’s storage facilities fail to meet certain LME requirements for any reason, the Funds may be required to sell Metal to pay additional tax charges and duties.

          Pursuant to LME requirements, an LME Warehouse must be located in a jurisdiction that (i) allows for the storage of Metal indefinitely in a secure customs warehousing regime without liability for any duties prior to customs clearance (including any domestically produced Metal or any Metal that has previously cleared customs), (ii) does not impose any tax liability on transactions for Metal held in LME Warehouses, (iii) does not require the determination of ownership of the Metal being stored and (iv) does not impose any taxes on storage costs. As a result, the Trust does not believe that any VAT, sales tax or customs, duties or excises are currently payable in respect of transactions in Warrants or the storage of On Warrant and Off Warrant Metal. The Trust has not undertaken any independent investigation of the relevant tax treatment and is instead relying on the LME requirements for LME Warehouses.

          The Metal Agent has agreed to use commercially reasonable efforts to determine whether the LME Warehouse to which any particular Warehouse Receipts relate has suitable storage facilities for Off Warrant Metal, meets all necessary requirements such that no VAT or duties are chargeable or payable on or in respect of Metal stored in such LME Warehouse and is in all other respects located in a suitable jurisdiction for such purpose, and that Metal will not be taken Off Warrant in any jurisdiction that would subject the Trust to taxation on the storage or sale of such Metal.

          If however, any VAT, sales tax or customer duties or excises are so payable for any reason (including but not limited to any change in law or practice) and such amounts cannot readily be recovered by the Trust from any other person, the Trust may have to sell Metal to pay such amounts and such sales may reduce the amount available for Authorized Participants on redemption of their Shares.

A determination by the taxing authorities in one or more of the several relevant jurisdictions that transfers of Metal to or from a Fund, in connection with creations and redemptions of Creation Units, is subject to sales or other taxes could have an adverse effect on the Fund and the value of the Fund’s Shares.

          Transfers of Metal to a Fund in exchange for one or more Creation Units and delivery of Warrants representing Metal in exchange for Creation Units surrendered for redemption take place in different jurisdictions, each with its own tax laws and regulations. While the Sponsor intends to obtain advice regarding any applicable transfer, sales or other taxes in connection with such transactions, and the Authorized Participants have agreed to assume any such taxes, it is possible that a final determination by the relevant tax authorities as to the application of a tax may not occur until sometime after the transaction with the relevant Authorized Participant has been concluded. Should any such final determination be inconsistent with the advice previously received by the Sponsor, and the relevant Authorized Participant unwilling or unable to cover the amount of any unpaid taxes in respect of past transactions, the Fund may be left with a tax liability for which it may not be able to seek recovery from any person. In such circumstances, the value of the Fund’s Metal will decrease to reflect any sales of the Metal to pay the taxes due, and the value of the Fund’s Shares will be adversely affected.

The adoption of new legislation and regulations and other regulatory action may adversely affect the operations of the Trust and the Funds.

          The securities and commodities regulatory landscape in the U.S. is currently in flux as the U.S. government and multiple regulatory agencies and self-regulatory organizations consider how to strengthen and improve the securities and commodities regulatory frameworks currently in place to, in part, avoid future disruptions to the markets similar to those experienced in the recent past. It is possible that the U.S. government and other regulatory entities will adopt and implement new legislation and regulations that could significantly hamper the operations of the Funds and certain service providers that the Funds depend on, such as the Metal Agent or Authorized Participants. It is also possible, that such legislation and regulations could restrict the Funds’ ability to invest in and hold physical Metals to the extent that the Funds would be unable to achieve their investment objectives.

CREATIONS AND REDEMPTIONS OF SHARES

          Each Fund issues and redeems Shares only in blocks of Shares as specified in the table below (each block, a “Creation Unit”). Except when aggregated in Creation Units, Shares are not redeemable. A Fund issues Shares to Authorized Participants in Creation Units at each Fund’s respective NAV (in metric tons) per Share on an ongoing basis as described in the “Plan of Distribution.” Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price that varies depending on, among other factors, (i) the trading price of the Shares of each Fund on the Exchange, which may be different than the NAV, (ii) the NAV, and (iii) the supply of and demand for the Shares at the time of the offer. Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. Authorized Participants do not receive from any Fund, the Sponsor, the Trustee, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

Fund	Size of Creation Unit

ETFS Physical Aluminum	[____] Shares
ETFS Physical Copper	[____] Shares
ETFS Physical Lead	[____] Shares
ETFS Physical Nickel	[____] Shares
ETFS Physical Tin	[____] Shares
ETFS Physical Zinc	[____] Shares
ETFS Physical IM Basket	[____] Shares

          Each Fund generally issues and redeems Shares to and from Authorized Participants in exchange for a whole number of Warrants. However, because Warrants represent a set amount of Metal, a Creation Unit will not likely equal the weight represented by a whole number of Warrants, but rather will require the contribution of an amount of Metal that represents a fraction of a whole Warrant in addition to a whole number of Warrants. Therefore, to facilitate the creation and redemption of each Fund’s Creation Units, the Metal Agent will maintain a swing lot of Metal for each Metal represented by the Funds. An Authorized Participant who must provide a fractional amount of a whole Warrant as part of a Creation Unit’s purchase price may purchase the fractional amount in cash from the Metal Agent’s swing lot. The Metal Agent will then credit the issuing Fund’s LMEsword Account with a whole Warrant from the Metal Agent’s swing lot and the books and records of the Fund and Metal Agent will reflect a liability of the Fund for the pro rata portion of the Warrant that is not owned by the Fund. Conversely, a Fund that must provide an Authorized Participant with a fractional amount of Metal represented by a whole Warrant in fulfillment of the Authorized Participant’s Redemption Order may sell a fractional amount of Metal from its portion of the Swing lot to the Metal Agent to be credited pro rata to the Authorized Participant’s account.

          The Authorized Participant Agreement provides the procedures for purchase orders and redemption orders and for the delivery of the applicable physical Metal and any cash required for such purchase orders or redemption orders.

          With respect to each Purchase Order and Redemption Order, the Trustee imposes on Authorized Participants a fixed, standard creation transaction fee in order to offset the transaction and other costs associated with the issuance of Creation Units. The fee rate is made available to Authorized Participants in the Authorized Participant Agreement and/or related Authorized Participant Procedures Handbook.

USE OF PROCEEDS

Proceeds received by each Fund from the creation of Creation Units will be in the form of Warrants evidencing ownership of physical Aluminum, Copper, Lead, Nickel, Tin, and Zinc. The ownership of the Metal thereafter will be represented by Warrants and/or Warehouse Receipts. Pursuant to the Trust Agreement, during the life of the Trust; the proceeds for each Fund will only be (1) held by the Fund, (2) delivered to Authorized Participants in connection with the redemption of Creation Units, or (3) sold to pay the Sponsor’s Fee, Insurance Allowance and the Storage Fee, or as needed to pay non-recurring, extraordinary expenses not assumed by the Sponsor. See “Business of the Trust” for additional information.

INDUSTRIAL METALS MARKET

The Metals Market

          Trading Metal

          Metal can be traded directly in physically settled transactions between producers and consumers at agreed prices based on quantity, grade and place of delivery. Metal can also be traded in the “over the counter” market or on exchanges via futures and options, which can either be cash or physically settled. Exchanges that offer trading of various Metals include the LME, the COMEX, the Shanghai Futures Exchange, and the Tokyo Commodity Exchange.

          The London Metals Exchange (“LME”)

          The LME provides a transparent forum for all metals trading activity and facilitates price discovery for metals. The LME’s official prices for metals are recognized and relied upon by the physical industry throughout the world, and help the industry to plan forward in a world subject to often severe and rapid price movements.

          The LME is by far the world’s largest futures exchange by trading volume for base and other metals. The LME is a highly liquid market and in 2010 achieved volumes of 120.3 million lots, equivalent to $11.6 trillion annually and $46 billion on an average business day. Based in London the LME is a global market with an international membership and with more than 95% of its business coming from overseas.

          The LME is a principal-to-principal market, and the only organizations able to trade are its member firms. LME Members provide the physical industry with access to the market, to the risk management tools and to the delivery mechanism. Trading on the LME takes place across three trading platforms: through open-outcry trading in the ‘Ring’; through an inter-office telephone market; and through LMEselect, the LME’s electronic trading platform.

          The LME allows for cash trading, and offers hedging, worldwide reference pricing and physical settlement (via Warrants). Commodities traded on LME include aluminum, aluminum alloy, copper, lead, nickel, tin and zinc. Trades on the LME are in futures, options and TAPOs (traded average price contracts, a form of Asian option).

          Trades on the LME may be closed out or settled in cash or physically in the form of Warrants. As a result, the LME is often the market of “last resort” for the sale and purchase of Metal. Each Warrant represents one lot of metal, although the exact tonnage may differ by plus or minus two percent of the specified tonnage for any given contract (e.g., a Warrant on copper, which has a specified tonnage per lot of 25 metric tons, could represent between 24.5 and 25.5 metric tons).

          Warrants are generally transferred as settlement for LME futures at the LME Cash Settlement Price for the relevant Metal. They are also traded by market participants in the “over the counter” markets, where certain Warrants can trade at a premium to the LME Cash Settlement Price. Premiums can vary widely and are generally determined by supply and demand dynamics. They depend on a variety of factors, including the specific grade of the metal, its location, its brand, delivery and other transaction costs.

          Warrants are physically stored in the London Depository and transferred and recorded in the LMEsword system. Generally only LME Members may open accounts in LMESword but non-members may open such accounts subject to the discretionary approval of the LME.

          Storing Metals

          Metal can be stored anywhere, but storage locations are determined by proximity to production, and/or transport. The majority of Metal is (and all of the Trust’s Metal will be) stored in LME Warehouses. The LME has over 500 approved warehouses in 39 locations throughout the U.S., Europe, the Middle and the Far East. Criteria for choosing locations for LME Warehouses include appropriate fiscal and regulatory systems, service by a good transport network, a tax regime that allows for storage without payment of duty and political and economic stability. Holders of Warrants must have clear title to and be able to take possession of the underlying Metal in the event of the insolvency of the LME Warehouse. Taxation on the storage and transfer of Metal is an important criteria in determining the location of LME Warehouses and to that end, the LME conducts due diligence to ensure that jurisdictions in which LME Warehouses are located allow for the storage of Metal indefinitely in a secure customs warehousing regime without liability for any duties prior to customs clearance (including any domestically produced Metal or any Metal that has previously cleared customs), do not impose any tax liability on transactions for Metal held in LME Warehouses, do not require the determination of ownership of the Metal being stored and do not impose any taxes on storage costs. Each LME Warehouse must enter into a Warehouse Agreement with the LME that requires the LME Warehouses to maintain minimum levels of insurance and appropriate security. Each LME Warehouse is subject to at least one independent audit a year relating to its stock and its storage facilities.

          LME Warehouses may only store On Warrant Metal in areas that comply with LME Rules and are subject to LME supervision; such areas may also contain Off Warrant Metal. Off Warrant Metal may also be held in areas that are not subject to the LME rules or supervision.

          Storing Metal incurs an annual warehouse fee payable to the relevant warehouse at a specified rate charged on a cents per ton per day basis. For On Warrant Metal, the LME publishes annually the maximum warehouse fees being charged by each LME Warehouses for the period between April 1 and March 31 of that year. Off Warrant Metal is often (but not always) stored at a discount to those maximum warehouse rental fees. Actual warehouse rental fees for both On Warrant Metal and Off Warrant Metal may be subject to negotiation by the holder of such Metal and the relevant warehouse.

          For On Warrant Metal, the outstanding warehouse fee on each Warrant accrues from April 1st and such accrual is monitored and calculated by LMEsword. When Warrants are transferred, an amount of cash in US dollars equal to the fees accrued from April 1st to the date of the sale is paid to the purchaser of the Warrants by the seller. A holder of Warrants as of March 31st is required to pay the annual warehouse fee to the relevant warehouse (although holders of Warrants may negotiate to pre-pay warehouse fees with the relevant warehouse and such pre-payments will be reflected in the calculations of the accrued warehouse fee made by LMEsword.)

          Locations for LME Warehouses include: Baltimore, Chicago, Detroit, Long Beach, Los Angeles, Louisville, Mobile, New Orleans, Owensboro, St. Louis and Toledo in the USA; Antwerp, Barcelona, Bilbao, Bremen, Genoa, Hamburg, Helsingborg, Hull, Liverpool, Livorno, Rotterdam, Trieste, Tyne & Wear and Vlissingen in Europe; Dubai in the Middle East and Busan, Johor, Nagoya, Singapore and Yokoham in the Far East.

          LME Lending Guidance

          The LME has implemented rules requiring holders of long warrant positions (and positions for settlement over the succeeding two days) of over 50% of live Warrants to respond to demand in the market for borrowing. Such rules are known as the LME Lending Guidance.

          Holders of such long positions are required to roll their positions for a day at pre-defined premium levels to the prevailing cash price. Rolling such a position is known as lending “tom/next”. In effect, the holder with the long position “lends” by selling Warrants at the LME Cash Settlement Price for next day delivery (“tom”), and, on the same day, purchasing Warrants at the LME Cash Settlement Price less a spread for delivery in two days (“next”). The LME Lending Guidance applies only if the relevant market is in backwardation below the applicable premium. The current levels for lending guidance and the applicable spreads are as follows:

•	Less than 50% of live Warrants – lending guidance not applicable;

•

Between 50% to 79.99% of live Warrants – selling “tom” at the LME Cash Settlement Price of the previous day and buying “next” at the LME Cash Settlement Price of the previous day less 0.5% in sufficient quantity to reduce the long position to below 50% of live Warrants;

•

Between 80% and 89.99% of live Warrants – selling “tom” at the LME Cash Settlement Price of the previous day and buying “next” at the LME Cash Settlement Price of the previous day less 0.25% in sufficient quantity to reduce the long position to below 80% of live Warrants; and

•

Between 90% and 100% of live Warrants, selling “tom” at the LME Cash Settlement Price of the previous day and buying “next” at the LME Cash Settlement Price of the previous day (with no spread) in sufficient quantity to reduce the long position to below 90% of live Warrants.

     Market Overview

          Aluminum

          Aluminum is the third most abundant element in the Earth’s crust, and weighs about one-third as much as steel or copper. It is malleable, ductile, easily machined and cast, and has excellent corrosion resistance and durability. Aluminum is used in transportation (automobiles, airplanes, trucks, railcars, marine vessels), packaging (cans, foil), construction (windows, doors, siding), consumer durables (appliances, cooking utensils), electrical transmission lines, and machinery. The primary raw material used for aluminum production is aluminum ore, most commonly known as bauxite. Bauxite, which occurs mainly in tropical areas, is refined into alumina and then electrolytically reduced into aluminum metal. Two to three metric tons of bauxite is required to produce one metric ton of alumina; two metric tons of alumina are required to produce one metric ton of aluminum metal.

          Copper

          Copper is one of the most widely used industrial metals because it is an excellent conductor of electricity, has strong corrosion-resistance properties, and is very ductile. It is also used to produce the alloys of brass (a copper-zinc alloy) and bronze (a copper-tin alloy), both of which are far harder and stronger than pure copper. Electrical uses of copper including power transmission and generation, building wiring, telecommunication, and electrical and electronic products account for about 75 percent of total copper usage. Copper is biostatic, meaning that bacteria will not grow on its surface, and is therefore used in air-conditioning systems, food processing surfaces, and doorknobs to prevent the spread of disease. Building construction is the single largest market for copper, followed by electronics and electronic products, transportation, industrial machinery, and consumer and general products.

          Lead

          Lead is soft, ductile, and highly resistant to corrosion. It has been used for more than 7,000 years and is easy to extract, usually being found in ore with zinc, silver, and copper. Lead’s high corrosion resistance makes it ideal for buildings; the high density makes it an effective barrier to radiation in hospitals and helps reduce noise in factories as well as in ships. More than 50 percent of lead’s end use is for lead-acid batteries to provide power in vehicles and emergency power. At least three-quarters of all lead used goes into products which are suitable for recycling and the recovery of lead from scrap requires much less energy than extracting from ore, which is why lead has the highest recycling rate of all the common non-ferrous metals. Over 50 percent of lead consumed is derived from recycled or re-used material.

          Nickel

          Nickel is a hard, malleable, ductile metal that can take on a high polish. Nickel is also a fair conductor of heat and electricity. Approximately 65 percent of nickel is used to manufacture stainless steel and 20 percent in other steel and non-ferrous (including “super”) alloys, often for highly specialized industrial, aerospace and military applications. About 9 percent is used in plating, and 6 percent in other uses including coins and a variety of nickel chemicals (e.g., rechargeable batteries). Nickel plating techniques are employed in applications such as turbine blades, helicopter rotors, extrusion dies, and rolled steel strip.

          Tin

          Tin has been used in the production of bronze for at least 5,500 years. Tin is soft, pliable, resistant to corrosion and does not easily oxidize in the air. Therefore, it is widely used to coat other metals. The other important properties of tin are its low melting point, attractive appearance and the ability to readily form alloys with most other metals to create useful materials. Because of the softness of tin, it is seldom used in its pure form and is mainly combined with other metals. The end uses of tin are mainly solders (50 percent), tinplate (18 percent), and chemicals (14 percent).

          Zinc

          Zinc is the 24th most abundant element in the earth’s crust. Zinc is never found in its pure state, but is rather produced from ores (primary zinc), or from scrap and residues (secondary zinc). Approximately three quarters of all zinc is consumed as metal, mainly as a coating to protect iron and steel from corrosion (galvanized metal), as alloying metal to make bronze and brass, as zinc-based die casting alloy, and as rolled zinc. The remaining quarter is consumed as zinc compounds mainly in the negative electrode in dry cell (flashlight) batteries, in the zinc-mercuric-oxide battery cell typically used in watches, cameras, and other electronic devices, and as an antiseptic ointment in medicine. Zinc is also a necessary element for proper growth and development of humans, animals, and plants; it is the second most common trace metal, after iron, found naturally in the human body.

Historic Metals Prices

          The charts below show the relative simulated historical performance (in US dollars) of the six Metals represented by the Funds (including the Total Fee) compared to the LME Cash Settlement Price both including and excluding warehouse fees as well as the simulated historical performance (in US Dollars) of exchange-traded commodities for each individual Metal referencing Dow-Jones-UBS Commodity Indices issued by an affiliate of the Trust, ETFS Commodities Securities Limited, over the last ten years:

[Table to be inserted]

          The Funds’ Shares have no trading history and the securities issued by ETFS Commodity Securities Limited have a limited trading history. The relative returns shown in the above chart are mostly simulated, cumulative returns based on the spot prices of the underlying six Metals including the Total Fee. It should be noted that past performance is not indicative of future performance. The tables above do not constitute a forecast and the investment performance of the securities could be volatile and differ from the simulated historical returns.

          The LME publishes on its website (http://www.lme.com) historic LME Cash Settlement Prices enabling users to calculate historic performance and volatility. The current maximum warehouse fee is also published on the LME’s website.

          Warehouse Fees

          The charts below show the historical movement of Annual Rental Fees in absolute terms and as a percentage of the corresponding LME Cash Settlement Price.

[Chart to be inserted]

Correlations of Metals with other Asset Classes

          The table below shows the correlation over the past five years of aluminum, copper, lead, nickel, tin and zinc with equities and bonds.

[Table to be inserted]

          Although Shares are not the exact equivalent of an investment in Metal, they provide investors with an alternative manner in which to obtain exposure to the Industrial Metals Market through the securities market. A Fund’s Shares also are not expected to correlate exactly with the price of the Metal represented by the Fund and the Shares may underperform the price of the particular Metal. As discussed under “RISK FACTORS – Risks Relating to the Shares,” the amount of Metal represented by a Fund’s Shares will decrease over the life of the Fund due to the sale of Metal to pay the Fund’s expenses. Thus, if the price of the Metal does not increase by an amount sufficient to cover the cost of such expenses, the value of the Fund’s Shares will decrease over time.

          Note:

(i)	the data in the table above is based on monthly returns from October 2005 to October 2010.

BUSINESS OF THE TRUST

          The activities of each Fund will be limited to (1) issuing Creation Units in exchange for Metal represented by Warrants, (2) delivering Metal represented by Warrants as may be necessary to permit payment of the Sponsor’s Fee and sell Metal represented by Warrants as may be necessary to permit payment in cash of other of the Fund’s expenses not assumed by the Sponsor, including the Storage Fee and Insurance Allowance, and (3) delivering Metal represented by Warrants in exchange for Creation Units surrendered for redemption. The Funds will not be actively managed and, thus, will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Metals.

Funds’ Objective

          The investment objective of each Fund is for the Fund’s Shares to reflect the performance of the price of the physical Metal represented by the Fund, less expenses and liabilities. The Shares are intended to mirror as closely as possible the performance of the price of a particular physical Metal, and the value of a Fund’s Shares relates directly to the value of the Metal held by that Fund less the Fund’s liabilities (including estimated accrued but unpaid expenses). An investment in physical Metal requires expensive and sometimes complicated arrangements in connection with the assay, transportation, warehousing and insurance of the physical Metal. Although the Shares will not be the exact equivalent of an investment in physical Metal because the Warrants (and Warehouse Receipts) represent only the ownership and possession of Metal and do not reflect the expenses associated with the operation of the Fund, they provide investors with an alternative that allows a level of participation in the physical Metal market through the securities market.

Secondary Market Trading

          While a Fund’s investment objective is for the Shares to reflect the performance of physical Metal, less the liabilities and expenses of the Trust, the Shares may trade in the secondary market on the Exchange at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by nonconcurrent trading hours between the Exchange and the LME. While the Shares will trade on the Exchange until 4:00 PM Eastern time, the benchmark LME Cash Settlement Price for each physical Metal is set at the LME by 8:15AM Eastern time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Fund Expenses

          Each Fund’s ordinary recurring expenses will be composed of the Sponsor’s Fee, Storage Fee, and Insurance Allowance. Please see “Description of the Shares” for further details on how such fees are calculated and deducted from the Metal Entitlement of each Creation Unit and paid to the LME Warehouses and the Insurance Underwriters, respectively.

          In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by a Fund: the Trustee’s monthly fee and out-of-pocket expenses, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and, following the Funds’ commencement of operations, up to $100,000 per annum in legal expenses. The Sponsor also will pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

          The Sponsor’s Fee will accrue daily at an annualized rate equal to [__]% of the NAV of each Fund and will be payable monthly in arrears. Please see “Description of Shares” for further details on how such fee will be deducted from the Metal Entitlement of each Creation Unit and paid to the Sponsor.

          The Trustee will sell a fixed amount of Metal which sale will accrue on a daily basis and physically settle at the end of each month in a whole number of Warrants. A partial amount of a Warrant will carry over to the following month and daily accruals of sales will be added to such partial amount.

          The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell physical Metal in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell physical Metal at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than physical Metal. Accordingly, the amount of physical Metal to be sold will vary from time to time depending on the level of the Fund’s expenses and the market price of physical Metal. The Metal Agent may purchase from the Fund, at the request of the Trustee, physical Metal needed to cover Fund expenses not assumed by the Sponsor at the price used by the Trustee to determine the value of the physical Metal held by the Fund on the date of the sale.

          Cash held by the Trustee pending payment of the Fund’s expenses will not bear any interest. Each delivery or sale of physical Metal by the Fund to pay the Sponsor’s Fee, Insurance Allowance, Storage Fee or other Fund expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Fund Expenses on NAV

          Each Fund will deliver physical Metal to the Sponsor to pay the Sponsor’s Fee, Insurance Allowance and the Storage Fee, and sell physical Metal to raise the funds needed for the payment of all other Trust expenses and liabilities not assumed by the Sponsor. The purchase price received as consideration for such sales will be the Fund’s sole source of funds to cover its liabilities. The Trust in turn expects to deliver Warrants for redemption without regard to any potential premium attaching to such Warrants. Physical Metal not needed to redeem Creation Units, or to cover the Sponsor’s Fee, Insurance Allowance, Storage Fee, or other Trust expenses not assumed by the Sponsor, will be held in physical form at LME Warehouses. As a result of the recurring deliveries of physical Metal (as evidenced by LME Warrants) necessary to pay the Sponsor’s Fee, Insurance Allowance and Storage Fee in-kind and potential sales of physical

Metal to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of physical Metal represented by each Fund’s Shares will decrease over the life of the Trust. New deliveries of physical Metal, received in exchange for Creation Units issued by the Funds, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of physical Metal discussed above on the fractional amount of physical Metal represented by each outstanding Share for three years Metal Entitlement. It assumes that the only dispositions of physical Metal will be those deliveries needed to pay the Sponsor’s Fee, Insurance Allowance and the Storage Fee, and that the price of physical Metal and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of physical Metal represented by each Share. The table also does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time. In addition, most Shareholders will incur brokerage commissions when buying or selling shares of a Fund that are not reflected in the table below.

	Year 1			Year 2			Year 3
Hypothetical copper price per ton	$	XXXX		$	XXXX		$	XXXX
Sponsor’s Fee per annum		X.XX	%		X.XX	%		X.XX	%
Storage Fee per annum		X.XX	%		X.XX	%		X.XX	%
Insurance Allowance per annum		X.XX	%		X.XX	%		X.XX	%
Shares of Trust, beginning		X,XXX.XX			X,XXX.XX			X,XXX.XX
Tons of copper in Fund, beginning		XX.XX			XX.XX			XX.XX
Beginning NAV of the Fund	$	XX,XXX.XX		$	XX,XXX.XX		$	XX,XXX.XX
Amount of copper in tons to be delivered to cover the Sponsor’s Fee		X.XX			X.XX			X.XX
Amount of copper in tons to be delivered to cover the Storage Fee		X.XX			X.XX			X.XX
Amount of copper in tons to be delivered to cover the Insurance Allowance		X.XX			X.XX			X.XX
Tons of copper in Fund, ending		XX.XX			XX.XX			XX.XX
Ending NAV of the Fund	$	XX,XXX.XX		$	XX,XXX.XX		$	XX,XXX.XX
Ending NAV per Share	$	XX.XX		$	XX.XX		$	XX.XX

* The Storage Fee will vary depending on the type of Metal represented by each Fund. For more information about Storage Fees, please see “RISK FACTORS – Risks Related to the Trust.”

DESCRIPTION OF THE TRUST

          The Trust is a statutory trust, formed on February 15, 2011 under Delaware law pursuant to the Trust Agreement. Each series of the Trust constitutes a Fund which holds physical Metal of which the Fund’s ownership is evidenced by (i) LME Warrants and (ii) Warehouse Receipts. The Trust is expected, from time to time, to issue Creation Units in exchange solely for deposits of physical Metal represented by Warrants and to distribute physical Metal as represented by Warrants in connection with redemptions of Creation Units. The investment objective of each Fund is for the Shares to reflect the performance of the price of physical Metal, less the Fund’s expenses and liabilities. The Sponsor believes that, for retail investors, the Shares will represent a cost-effective investment relative to any investment that such retail investors might be able to make by individually and directly holding physical Metal. While an investment in Shares includes the fees and risks that are discussed throughout this Prospectus, most (if not all) retail investors would be unable to make a direct investment in Metal. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.”

          The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The physical Metal held by each Fund will only be delivered to pay the Sponsor’s Fee, Insurance Allowance and the Storage Fee, distributed to Authorized Participants in connection with the redemption of Creation Units or sold (1) on an as-needed basis to pay Fund expenses not assumed by the Sponsor, (2) in the event the Fund terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of physical Metal to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

          The sale of physical Metal may result in the Fund holding cash for a brief period of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Metal Agent, an Authorized Participant, or any other third party, which is settled in cash. In those situations where the Fund unexpectedly receives cash or any other assets, the Trust Agreement provides that no deposits of Metals will be accepted (i.e., there will be no creation of new Shares) until after the record date for the distribution of such cash or other property has passed.

          The Funds are not registered as investment companies under the Investment Company Act and are not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Funds are not commodity pools for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Funds’ Shares.

          The Funds expect to create and redeem Shares from time to time but only in Creation Units, the size of which differs for each Fund as reflected in the table below. The number of Shares that comprise a Creation Unit of each Fund is determined by both Exchange rules and industry practice. Exchange rules generally require that a listed issuer initially offer at least 100,000 shares. The number of Shares that comprise a Creation Unit is also a function of setting of the Funds’ initial NAV per Share, which is a decision principally related to market conditions and Fund operations. The number of outstanding Shares for a Fund is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to a Fund or the distribution by a Fund of the amount of Metal as represented by Warrants. The total amount of Metal required for the creation of Creation Units will be based on the combined NAV of the number of Creation Units being created or redeemed for a Fund.

Fund	Size of Creation Unit

ETFS Physical Aluminum	[____] Shares
ETFS Physical Copper	[____] Shares
ETFS Physical Lead	[____] Shares

ETFS Physical Nickel	[____] Shares
ETFS Physical Tin	[____] Shares
ETFS Physical Zinc	[____] Shares
ETFS Physical IM Basket	[____] Shares

          The initial amount of Metal required at inception for deposit to purchase a Creation Unit of a Fund is as follows:

Fund Name	Amount of Metal

ETFS Physical Aluminum	[__ metric tons]
ETFS Physical Copper	[__ metric tons]
ETFS Physical Lead	[__ metric tons]
ETFS Physical Nickel	[__ metric tons]
ETFS Physical Tin	[__ metric tons]
ETFS Physical Zinc	[__ metric tons]
ETFS Physical IM Basket	[__ metric tons]

          The initial amount of Metal required at inception to purchase a Creation Unit of a Fund is determine in large part by the amount of Metal represented by one LME Warrant for that type of Metal. Thus, an Authorized Participant always will deliver at least one LME Warrant in exchange for one Creation Unit of Shares. The amount of Metal required to create a Creation Unit or to be delivered upon redemption of a Creation Unit will gradually decrease over time. This is because the Shares comprising a Creation Unit will represent a decreasing amount of physical Metal due to the delivery or sale of the Funds’ Metal to pay the Sponsor’s Fee, Insurance Allowance, Storage Fee, and other of the Trust’s expenses not assumed by the Sponsor. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell to other investors all or part of the Shares included in the Creation Units they purchase from a Fund. See “Plan of Distribution.”

          The Trustee will determine the NAV in US dollars of each Fund on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. Eastern time. The NAV of a Fund is the aggregate value of the Fund’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). Cash held in an Escrow Account is not an asset of the Fund, but rather an asset of the Metal Agent in which the Fund has a security interest. In determining each Fund’s NAV, the Trustee will value the physical Metal held by each Fund based on the LME Cash Settlement Price for each physical Metal. The Trustee will also determine the NAV per Share. If on a day when the Funds’ NAVs are being calculated any LME Cash Settlement Price is not available or has not been announced by 4:00 p.m. Eastern time, the relevant LME Cash Settlement price from the next most recent Business Day will be used, unless the Sponsor determines that such price is inappropriate to use. In the unusual circumstance where there is no current LME Settlement Price and the Trust must rely on the prior day’s LME Settlement Price, the Sponsor reserves the right to reject the price if it determines in its discretion that such price is not reasonable and suspend creations and redemptions. Creations and redemptions will resume once a current LME Settlement Price is available.

          The Trust’s assets will consist of physical Metal of which the Funds’ ownership is evidenced by (i) LME Warrants and (ii) Warehouse Receipts; and, when Lending Guidance against the LME is triggered, the sale and buyback transaction entered into to lower the Trust’s holding of physical Metal as evidenced by LME Warrants. Cash held by a Fund will not generate any income. Each Fund’s Shares will represent a proportional interest, based on the total number of Shares outstanding for a Fund, in the physical Metal and any cash held by the Fund, less the Fund’s portion of the Trust’s expenses and liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of each Fund’s Shares will fluctuate over time in response to the price of physical Metal. In addition, the Sponsor expects that the trading price of each Fund’s Shares will reflect a Fund’s share of the estimated accrued but unpaid expenses of the Trust.

          Shareholders may obtain LME pricing information based on the spot price for an ounce of physical Metal from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from category [____] LME members. In addition, the Trust’s website (www.etfsecurities.com) will provide ongoing pricing information for each Fund’s Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The Funds’ NAVs will be published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Trust’s website.

          The Trust has no fixed termination date.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

Description of the Shares

Introduction

          The Trust intends to issue, from time to time, Shares of seven different Funds: ETFS Physical Aluminum Shares, ETFS Physical Copper Shares, ETFS Physical Lead Shares, ETFS Physical Nickel Shares, ETFS Physical Tin Shares, ETFS Physical Zinc Shares and ETFS Physical IM Basket Shares (collectively, the “Funds”).

          Shares carry an entitlement to the respective Fund’s net assets and are secured by physical Metal (evidenced by Warrants and possibly Warehouse Receipts) and the Trust’s rights in respect of cash in US dollars held in an Escrow Account for the Fund representing Accrued Rents. In certain circumstances described in more detail below, a limited portion of the Trust’s assets attributable to the Shares may be represented by cash in US dollars deposited in the Trust’s Secured Cash Account. The Shares are intended to offer investors a means of investing in physical industrial Metals without the necessity of taking delivery, and to buy and sell that interest through the trading of a Share on the Exchange and on any other exchange to which the Shares may be admitted to trading from time to time.

          The Shares are designed to operate in conjunction with the established practices of the LME. Trades on the LME may be closed out or settled in cash or physically by delivery of physical Metal (such delivery to be considered complete upon the delivery of Warrants to the LMEsword Account designated by the Seller). Warrants evidence a specific lot of physical Metal that meets the relevant LME Standards and is stored in a specific LME Warehouse. A liability to pay warehouse fees accrues in respect of all Warrants and when Warrants are purchased, the seller pays to the buyer an amount in US dollars in respect of the Accrued Rent. Warrants are also traded in the “over the counter” market and can trade at a premium to the LME Cash Settlement Price (depending on, among other things, the location of the metal). For additional information on the LME and Warrants, see [______].

Payment of Total Fee and Use of Escrow Account

          To pay the Sponsor’s Fee and Insurance Allowance portions of the Total Fee of each Fund, a deduction of an amount of Metal will be accrued daily from the assets of the Fund and the Metal Agent will agree to purchase each accrued deduction of Metal at [that day’s relevant LME Cash Settlement Price]. The accrued deductions and purchases will be settled at the end of each month. In the event that the accrued deductions of Metal do not equate to the weight of one whole Warrant, the remaining accrued deductions will be carried forward to the next month’s end.

          To pay the Storage Fee, settlement of metal (from Trust to Metal Agent, in whole number of warrants with weight not amounting to one warrant carried forward to next month’s end) and of USD (which is kept by Metal Agent for its own account) occurs every month’s end.

          Each time the accrued warehouse rents liability reaches US$2.5mn, the Metal Agent must deposit an amount of USD to eliminate the gap between the balance in the Escrow Account and a Fund’s accrued warehouse rents liability.

          On March 31st of every year, the Metal Agent pays all accrued but unpaid warehouse rents for all of the Metal held by the Trust to relevant warehouses. Money from the Escrow Account may be removed for the purpose of paying this liability. If Metal Agent is insolvent, then only a unilateral signature by Trust will be required to remove the cash in Escrow Account. Under all other circumstances, bilateral signatures are required (Trust and Metal Agent) to remove the cash in Escrow Account.

Fund Shares

          Each Fund’s Shares will have an entitlement to the net assets of the Fund, which will vary with time and by reference to which the redemption entitlement of Shareholders will be calculated. The table below sets forth the LME Cash Settlement Price of each Metal as of [_____], 2011 and the Price of each Fund’s Shares calculated as of the same date as if they had been in issue on that date:

Individual Share	Net Asset per Share (Tons)	LME Cash Settlement Price (US$/ton)	Price per Individual Share (US$)
ETFS Physical Aluminum Shares	[____] tons	US$●.●●	US$●.●●
ETFS Physical Copper Shares	[____] tons	US$●.●●	US$●.●●
ETFS Physical Lead Shares	[____] tons	US$●.●●	US$●.●●
ETFS Physical Nickel Shares	[____] tons	US$●.●●	US$●.●●
ETFS Physical Tin Shares	[____] tons	US$●.●●	US$●.●●
ETFS Physical Zinc Shares	[____] tons	US$●.●●	US$●.●●

          Once a Fund commences operations, the net assets per Share will be reduced by the accrued Storage Fee, Insurance Allowance and the Sponsor’s Fee. As of the date of this Prospectus, no fees have accrued for any Fund.

          When new Shares are issued or existing Shares redeemed, it will be done at the then-prevailing net assets per Share, thereby ensuring that all Shares of the same Fund have the same net assets per Share and are fully fungible.

          If the Sponsor and Trustee determine that there is cash being held by a Fund that is not needed to pay the Fund’s expenses, the Trustee will distribute the extra cash to the Shareholders of that Fund. If a Fund receives property other than Metal or cash, the Trustee will distribute that property to the Fund’s Shareholders by any means it thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Trustee will sell the property and distribute the net proceeds in the same way it does with cash. Each Fund’s Shareholders are entitled to receive these distributions in proportion to the number of Shares owned in such Fund. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. The Trustee distributes only whole dollars and cents and is not required to round fractional cents to the nearest whole cent. The Trustee is not responsible if it decides that it is unlawful or impractical to make a distribution available to the Shareholders.

Basket Share

          An ETFS Physical IM Basket Share is a single Share comprised of a fixed weighting of each Metal as shown in the table below. The table also shows the proportion of a Basket Share that each Metal would have represented by value as at [_________] [January] 2011. As the net assets per Share and Price of each Individual Share will change independently of each other the proportion by value represented by each Metal in the Basket Shares will also change over time.

Metal	Weighting of Individual Metals (Tons)

Aluminum	●.●●

Copper	●.●●

Lead	●.●●

Nickel	●.●●

Tin	●.●●

Zinc	●.●●

Total

The net assets of the Basket Shares will be reduced by the Sponsor’s Fee, Insurance Allowance and the aggregate Storage Fee applicable to the Metals comprising the Basket Shares.

Storage of Metal

          Each Fund Share will be backed by physical Metal evidenced by Warrants (or in some cases Warehouse Receipts). Each Warrant specifies the location of the Metal it evidences, which can be in any one of the [___] LME Warehouses across 39 global locations. To create a Creation Unit, Authorized Participants may deliver any Warrant that is admitted for settlement in LMEsword, meets the requirements in the applicable Authorized Participant Agreement, and does not breach the Proscribed List. The Proscribed List outlines the characteristics (e.g., jurisdiction) of the types of Warrants accepted by the Trust for purposes of Creations. The Trust expects that it will receive Warrants that trade with the lowest premium in the “over the counter” market (so-called “cheapest to deliver”). Conversely, the Trust expects to deliver Warrants for redemption without regard to any potential premium attached to such Warrants.

          A Trust may elect to replace some (but not all) of the Warrants with Warehouse Receipts (thereby converting the associated LME Physical Metal to be Warehouse Metal) if it will reduce

Storage Fees and/or help ensure the Trust complies with LME Lending Guidance. The Trust will replace Warrants with Warehouse Receipts if in the Trust’s reasonable opinion, such substitution will not adversely affect the Trust’s ability to effect Redemptions or if it is required to do so in order to satisfy the LME Lending Guidance. Off Warrant Metal must be stored in LME Warehouses, be evidenced by Warehouse Receipts and be readily convertible to Warrants. The Trust may at its sole discretion work with the Metal Agent to sift Warrants in order to diversify the location of its Metal or increase concentration with the aim of improving opportunities to negotiate discounts on warehouse fees.

          If ever the Trust elects to substitute Warrants for Warehouse Receipts, the Metal Agent will be responsible for administering the process. The Trust will only store Off Warrant Metal in Approved Warehouses, although the actual area for such storage may differ from the area in which Metal evidenced by Warrants is stored and such areas may not be subject to LME Rules or supervision. The Trust will only move Metal Off Warrant if, in its reasonable opinion, it is satisfied that the storage and/or sale of the Metal in such area is not subject to any taxation or customs duties or excises. Furthermore, the Trust will require that the area has at least the same insurance as would apply to the area storing Metal evidenced by Warrants, that it has appropriate levels of Share and that Metal can be kept clean, dry (if relevant), free from contaminants and in good repair and that Metal taken Off Warrant can readily be put back On Warrant. Finally, the Approved Warehouses must ensure that the Metal in such area is appropriately recorded in its books and records, which must be independently audited.

          All Warrants of the Trust will be held in physical form at the Depositary and recorded electronically in the Trust’s LMEsword Account. Any Warehouse Receipts will be in the Trust’s name on behalf of the relevant Fund and will be held physically in custody in the Secure Vault by the Metal Agent.

          The Trust will publish daily on its website the amount of Metal held as Warrants and as Warehouse Receipts (if any) and provide relevant details of each holding - see “Publication of Relevant Information” below.

Storage Costs for LME Physical Metal

          Each Fund will pay a Storage Fee (accrued in U.S. cents per metric ton per day) to pay warehouse costs for the storage of the Metal represented by the Warrants held by each Fund. The warehouse costs generally are payable to the relevant LME Warehouse annually in arrears on March 31st. The accrued warehouse costs from the last rent-paid date is monitored and calculated by LMEsword and when Warrants are transferred the seller must also pay the buyer the accrued warehouse costs in US dollars. The holder of a Warrant on March 31st must pay the annual warehouse fee to the relevant LME Warehouse.

          The LME publishes, in advance of each year commencing April 1st, the maximum warehouse fees that are being charged by each LME Warehouse for the year. The Storage Fee is set by the Sponsor in its sole discretion and may vary, but it will not exceed the LME’s published maximum rate applicable to the Warrants held by each Fund.

Storage Costs for Warehouse Metal

          If the total amount of Metal held by the Trust reaches a sufficient size to enable the Trust to negotiate with LME Warehouses reductions to the warehouse costs incurred for storing each Fund’s Metal, then the Funds will consider taking some of their respective Metal Off Warrant. In addition, the Metal Agent also may take Metal Off Warrant in order to stay below Lending Guidance thresholds. [The Metal Agent will bear all costs relating to taking Metal Off Warrant and bringing it back On Warrant]. The Trust is able to but not obliged to reduce the Storage Fee in the event that it is able to obtain lower warehouse fees. Furthermore, holding Off Warrant Metal may not always result in reduced warehouse fees, such as where the Trust has substituted Warrants for Warehouse Receipts to ensure its holdings stays below the LME Lending Guidance thresholds. For Off Warrant Metal, the payment schedule and relevant payment period are negotiated directly with LME Warehouses and may differ from the terms set for Warrants.

The Storage Fee

          The terms of the Shares permit the Trust to charge to each Fund the Storage Fee on a U.S. cents per metric ton per calendar day basis and to deduct the resultant Storage Fee from the net assets of each Fund daily. The published LME warehouse rates, which can be found at www.lme.com/warehousing.asp and are updated once a year, are set by each respective LME warehouse and may change from time to time. If and when the LME warehouse rates are increased, each Fund will notify Shareholders of a corresponding increase in the Storage Fees it will pay. Such an increase will not take effect for at least 30 days following the publication of such notice.

          The initial Storage Fee applicable to each Metal is set forth below:

Metal	Storage Fee (U.S. cents per metric ton per day)

Aluminum	$0.40
Copper	$0.36
Lead	$0.35
Nickel	$0.45
Tin	$0.42
Zinc	$0.36

          Whereas historical warehouse fees for all the Metals have steadily increased over the last ten years, showing an approximate compound annual growth rate of 4% per annum to 6% per annum depending on the Metal, the resultant Storage Fees for the same period have varied considerably, ranging from 1% per annum (for Nickel and Tin in 2009) to 22% per annum (for Lead in 2002). Especially notable is the steep increase in the fees in 2008, as a result of Metal prices falling dramatically during the global financial crisis. Further details of historical warehouse fees, LME Settlement Prices and resultant Storage Fees on an annual basis since [2000] are set out in the table under the heading “Warehouse Fees” in Part 2 (The Metals Market).

Insurance of the Trust’s Metal

          Each LME Warehouse is required by the LME to maintain insurance covering On Warrant Metal for the following risks: unexplained losses of stored goods (such as loss of pieces and/or weight of metal); errors, omissions or negligence of the Warehouse or its personnel, servants or agents; and fraud and dishonesty of the Warehouse or its personnel, servants or agents.

          The Trust has obtained additional insurance from [_________] to insure its Metal (whether in the form of Warrants or Warehouse Receipts) against risks of loss or damage (including loss or damage caused by fire, lightning, explosion, impact or crash of aircrafts, windstorm, hail, flood, earthquake, volcanic eruption, land subsidence and landslide, snow pressure, avalanches, sprinkler, effusion or spray fire-extinguishing systems, theft, burglary, robbery within the place of insurance, robbery during transport, vandalism after burglary, vehicle impact, smoke, domestic riots, malicious damaging, strike or lockout). This is subject to common exclusions including for loss or damage war, terrorism, cyber-attack, radioactive contamination, chemical, biological, biochemical, and electromagnetic weapons, stocktaking losses, losses discovered upon taking of inventory, mysterious disappearance, misappropriation losses and access to the Metal that is impaired or rendered impossible by forces of nature (such as earthquake or flood).

          Each Fund’s insurance is subject to a deductible limit of US$[_________] in respect of each and every loss, and to a loss limit of US$[_________] on any one location each and every loss (one location being each warehouse or place of storage or complex of buildings constituting one set of premises). The Trust intends to monitor the value of its Metal held at each location and where reasonable to procure additional insurance if the value of its Metal held at any one location should exceed US$[______________].

Sponsor’s Fee

          In return for the Sponsor supplying to each Fund all management and administration services, the Funds are liable under the Sponsor Agreement to pay to the Sponsor amounts equal to all Creation Fees and Redemption Fees and a Sponsor’s Fee in respect of each Fund’s Shares. The Sponsor’s Fee will be reflected as a reduction to the Metal Entitlement each day, commencing on the day following first dealings in the Shares on the Exchange.

          The Sponsor’s Fee Rate is quoted as a rate per annum and will initially be [___]% per annum for each Fund’s Shares.

          The Sponsor’s Fee Rate may change from time to time. If the Sponsor’s Fee Rate is amended, Shareholders will be notified in advance of such change, and in the case of an increase in the Sponsor’s Fee, Shareholders will be notified 30 days prior to the implementation of the fee increase.

Payment of Storage Fee

          The Metal Agent has agreed to manage all payments of warehouse costs to Approved Warehouses as part of its role as Metal Agent. The Metal Agent’s obligation to pay the accrued warehouse costs will be collateralized by cash in US dollars held in the Escrow Account (subject to a de minimis threshold of [____].

          Pursuant to the Metal Agent Agreement, the Trust will sell daily and the Metal Agent will buy daily an amount of Metal equal to that day’s accrued Storage Fee, Insurance Allowance and Sponsor’s Fee and will settle such sales by transfer to the Metal Agent at the end of each month a whole number of Warrants evidencing Metal less than or equal to the monthly Storage Fee, Insurance Allowance and Sponsor’s Fee for the month and any residual balance will be carried forward and added to the next month. The Metal Agent is entitled to deduct from the proceeds of sale the Storage Fee, Insurance Allowance and an amount in respect of its fees (to cover its fees for services and its obligation to pay all accrued warehouse costs under the Metal Agent Agreement) and the balance will be payable by it to the Sponsor monthly at the end of each calendar month. If any Metal is taken Off Warrant, the Metal Agent may pay some of the Storage Fee to the Sponsor to compensate the Sponsor bearing the costs of taking the Metal Off Warrant and putting it back On Warrant.

Publication of Relevant Information

          On its website, the Trust will publish daily, for each type of Industrial Metal Share, the current Metal Entitlement and the applicable Insurance Allowance, Storage Fee and Sponsor’s Fee. The Trust will also publish daily the aggregate amount of each Metal it holds and details of all its holdings of Warrants and Warehouse Receipts. Information on the Warrants will be derived from LMEsword and information on Warehouse Receipts will be provided to the Trust by the Metal Agent and will be confirmed monthly by the Trust with the relevant LME Warehouse.

Taxation of Transactions or Storage of Metals

          Pursuant to LME requirements, an LME Warehouse must be located in a jurisdiction that (i) allows for the storage of Metal indefinitely in a secure customs warehousing regime without liability for any duties prior to customs clearance (including any domestically produced Metal or any Metal that has previously cleared customs), (ii) does not impose any tax liability on transactions for Metal held in LME Warehouses, (iii) does not require the determination of ownership of the Metal being stored and (iv) does not impose any taxes on storage costs. As a result, the Trust does not believe that any VAT, sales tax or customs, duties or excises are currently payable in respect of transactions in Warrants or the storage of On Warrant and Off Warrant Metal. Neither the Trustee nor counsel have undertaken any independent investigation of the relevant tax treatment and is instead relying on the LME requirements for LME Warehouses.

          The Metal Agent has agreed to use commercially reasonable efforts to determine whether the LME Warehouse to which any particular Warehouse Receipts relate has suitable storage facilities for Off Warrant Metal, meets all necessary requirements such that no VAT or duties are chargeable or payable on or in respect of Metal stored in such LME Warehouse and is in all other respects located in a suitable jurisdiction for such purpose, and that Metal will not be taken Off Warrant in any jurisdiction that would subject the Trust to taxation on the storage or sale of such Metal. Furthermore, the Trust believes that that the tax-exempt status of LME Warehouses extends to the storage of Off Warrant Metal.

          The Trustee may deduct the amount of any taxes owed from any distribution it makes from a Fund. It may also sell assets of a Fund, by public or private sale, to pay any taxes owed. Holders of Shares of a Fund will remain liable if the proceeds of the sale are not enough to pay such taxes.

THE SPONSOR

          The Sponsor is ETF Securities USA LLC. The Sponsor’s principal office is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48PW, Channel Islands. The Sponsor is a Delaware limited liability company formed on June 17, 2009, and is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, ETF Securities Limited, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

          The Sponsor has arranged for the creation of the Trust and Funds, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Funds: the Trustee’s Fee; the Metal Agent’s Fee; the Exchange’s listing fees, SEC registration fees, and any other applicable self-regulatory organization fees; printing and mailing costs; audit fees; and expenses and up to $[_____] per annum in legal fees and expenses. The Sponsor also paid the costs of the Trust’s and Funds’ organization and the initial sale of the Shares, including the applicable SEC registration fees. The Sponsor will not bear any extraordinary expense of a Fund as determined under generally accepted accounting principles.

          The Sponsor does not exercise day-to-day oversight over the Trustee or the Metal Agent. The Sponsor may remove the Trustee and appoint a successor trustee if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million) or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor also has the right to replace the Trustee during the ninety days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional Metal Agent that the Trustee may wish to appoint.

          The Trustee and Sponsor may create additional funds from time to time.

The Sponsor’s Fee

          The Sponsor’s Fee accrues daily and is paid monthly in arrears at an annualized rate equal to [_____]% of the net asset value of the Trust.

THE TRUSTEE

          [_______________], a banking corporation organized under the laws of [___________] with trust powers, serves as the Trustee. The Trustee has a trust office at [_________________]. The Trustee is subject to supervision by the [_____________]. Information regarding creation and redemption Creation Unit composition, NAV of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from the Trustee by calling the following number: [____________]. A copy of the Trust Agreement is available for inspection at the Trustee’s trust office identified above. The Trustee had at least [________] in capital and retained earnings as of [_____________].

The Trustee’s Role

          The Trustee is responsible for the day-to-day administration of the Funds. This includes (1) processing Purchase Orders and Redemption Orders for Creation Units; (2) coordinating with the Metal Agent the receipt and delivery of LME Warrants transferred to, or by, the Funds in connection with each creation and redemption of Creation Units; (3) calculating the NAV and the NAV of the Funds on each Business Day; and (4) selling a Fund’s Metal as needed to cover a Fund’s expenses or pay amounts due by the Fund in connection with a redemption of Creation Units. In addition, the Trustee will prepare the financial statements of the Funds.

          The Trustee’s fees are paid by the Sponsor.

          The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trust Agreement will be terminated if:

•	the Trustee is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;
•	holders of at least 75% of the outstanding Shares notify the trustee that they elect to terminate the Trust;
•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor Trustee has not been appointed and accepted its appointment;
•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Trustee has actual knowledge of that determination;
•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million for five consecutive trading days and the Trustee receives, within six months from the last of those trading days, notice that the Sponsor has decided to terminate the Trust;

•	the CFTC determines that the Funds are commodity pools under the CEA and the Trustee has actual knowledge of that determination; or

          In each such case, the Trustee shall set a date on which the Trust will terminate (the “Termination Date”), and mail notice of that termination to shareholders at least 30 days prior to the Termination Date.

•

the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the Trustee receives notice that the Sponsor has determined that the termination of the trust is advisable.

In the event of the termination of the Trust or a Fund, the Trustee will deliver Fund property upon surrender and cancellation of Shares and, ninety days after termination, may sell any remaining Fund property in a private or public sale, and hold the proceeds, uninvested and in a non-interest bearing account, for the benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement— Amendment and Termination.”

THE MARKETING AGENT

          ALPS Distributors, Inc. (“ALPS”) will serve as Marketing Agent and will assist the Sponsor with certain functions and duties relating to marketing, including reviewing and approving marketing materials. ALPS will retain all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Ste. 1100, Denver, Colorado 80203, telephone: (303) 623-2577. The Sponsor, on behalf of each Fund, will enter into a Marketing Agent Agreement with ALPS.

THE METAL AGENT AND THE METAL AGENT AGREEMENT

          [_____] (the “Metal Agent”) will serve as the custodian of each Fund’s Metal and provide certain transactional, custody and administrative services. The Metal Agent is a national banking association organized under the laws of [_____]. The Metal Agent is subject to supervision by [______]. The Metal Agent’s principal business office is located at [_______].

          The Trust and the Metal Agent have entered into the Metal Agent Agreement, pursuant to which the Metal Agent has agreed to custody each Fund’s Metal and provide the Trust with certain services relating to the issue and redemption of Creation Units and the sale and administration of Warrants and Warehouse Receipts discussed in more detail below.

          With respect to its role as custodian of the Funds’ Metals, the Metal Agent has no obligation to accept any additional delivery on behalf of a Fund if, after giving effect to such delivery, the total weight of a given Metal held by the Metal Agent exceeds [___] metric tons. If this limit is exceeded, it is anticipated that the Trustee, with the consent of the Sponsor, will retain an additional metal agent. If an additional metal agent becomes necessary, the Trustee will seek to hire the additional metal agent under terms and conditions similar to those in the Metal Agent Agreement with the Metal Agent. However, because the agreement with the additional metal agent will only be negotiated when the need for the additional metal agent arises, it may not be possible for the Trustee to locate at that time an additional metal agent that agrees to exactly the same terms of the Agreement with the Metal Agent. As a result, the new agreement may differ from the current one with the Metal Agent, with respect to issues like duration, fees, maximum amount of Metal that the additional metal agent will hold on behalf of the Trust, scope of the additional metal agent’s liability and the additional metal agent’s standard of care.

          The creation and redemption of Creation Units requires the delivery to a Fund or the distribution by a Fund of a number of Warrants that will not exactly equal the amount of Metal represented by the Shares. Therefore, in the case of creations, Authorized Participants will deliver to the Fund a whole number of Warrants that most closely matches the amount of Metal represented by the Shares without exceeding such amount and purchase from the Metal Agent in cash a fractional amount of the Metal represented by a Warrant to be credited to the Fund to complete the purchase price of the Fund’s Creation Unit. In the case of redemption, the Authorized Participant will conversely receive a whole number of Warrants that most closely matches the amount of Metal represented by the Shares without exceeding such amount and the Metal Agent will transfer to the Authorized Participant the necessary fractional portion of Metal from the Fund’s share of the Swing lot to complete the Redemption Order. The Metal Agent will periodically transfer LME Warrants between the Trust’s general account and the Metal Agent’s swing lot account to accommodate creation and redemption transactions. For a more detailed discussion of the creation and redemption processes, please see the section entitled “Creations and Redemptions of Shares.”

SECURITIES DEPOSITORY, BOOK-ENTRY-ONLY SYSTEM, GLOBAL SECURITY

          DTC acts as securities depository for the Funds’ Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

          Individual certificates will not be issued for the Funds’ Shares. Instead, global certificates are signed by the Trustee and the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

          Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book- entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

          Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

          Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

          DTC may decide to discontinue providing its service with respect to Creation Units or the Shares of each Fund by giving notice to the Trustee and the Sponsor. Under such circumstances,

the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

          The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, Shareholders rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Shareholders should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to United States federal income tax law and subject to the limitations and qualifications described therein, the opinion of Morgan, Lewis & Bockius LLP, special United States federal income tax counsel to the sponsor. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as of the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” or “constructive sale” transaction for United States federal income tax purposes, persons whose “functional currency” is not the United States dollar, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

          For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	• An individual who is treated as a citizen or resident of the United States for United States federal income tax purposes;

•

          • A corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, including the District of Columbia;

•	• An estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

          • A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

          A Shareholder that is not a U.S. Shareholder as defined above (other than a partnership, or an entity treated as a partnership for United States federal tax purposes) generally is considered a “Non-U.S. Shareholder” for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Funds

          The Trust intends to take the position that each Fund is a “grantor trust” for United States federal income tax purposes. Because of the absence of authority addressing the classification of entities such as the Funds, the Internal Revenue Service (the “IRS”) or a court might not agree that each Fund is properly classified as a grantor trust. Neither the Sponsor nor the Trustee will seek a ruling from the IRS with respect to the appropriate classification of any of the Funds for United States federal income tax purposes. If the IRS were to assert successfully that any of the Funds were not properly classified as a grantor trust, any such Fund would be classified as a partnership for United States federal income tax purposes. If one or more of the Funds were classified as a partnership for United States federal income tax purposes, the tax consequences of purchasing, owning and disposing of shares would, in general, not be materially different from the tax consequences described herein, although there may be certain differences, including with respect to timing and reporting requirements. The remainder of this disclosure is based on the assumption that each Fund will be treated as a grantor trust for United States federal income tax purposes.

          Each Fund will be treated as a separate grantor trust and will not be subject to United States federal income tax. Rather, a pro rata portion of each Fund’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares of such Fund.

Taxation of U.S. Shareholders

          Each Shareholder of a Fund will be treated, for United States federal income tax purposes, as if the Shareholder directly owns its pro rata share of the underlying assets held by such Fund. Each Shareholder of a Fund also will be treated as if the Shareholder directly receives its pro rata share of such Fund’s income, if any, and as if the Shareholder directly incurs the Shareholder’s pro rata share of the expenses of such Fund. In the case of a Shareholder that purchases Shares of a Fund for cash, its initial tax basis in its pro rata share of the assets held by such Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. For Shareholders of the ETFS Physical IM Basket Fund (the “IM Basket Fund”), the initial tax basis in its pro rata share of the assets held by the Fund will be allocated to the assets of the Fund based on the relative fair market values of the base metals held by the Fund on the date such Shareholder acquires its Shares. In the case of a Shareholder that acquires its Shares as part of a Creation Unit, the Shareholders’ tax basis and holding period for its pro rata share of the metal held by the Fund will be the same as its tax basis and holding period for the metal delivered in exchange for the Creation Unit. For purposes of this discussion, unless stated otherwise, it is assumed that all of a Shareholder’s Shares in a Fund are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares in a Fund, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the base metal(s) underlying such Shares.

          Sales of Base Metal to Pay Expenses for Funds Other Than the IM Basket Fund. When a Fund, other than the IM Basket Fund, sells base metal, for example to pay expenses, each Shareholder in such Fund will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by such Fund upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the base metal that was sold, which gain or loss generally will be a long-term or short-term capital gain or loss depending on whether the Shareholder has held its Shares for more than one year. A Shareholder’s tax basis for its share of any base metal sold by a Fund generally will be determined by multiplying the Shareholder’s total basis for its share of all of the base metal held by such Fund immediately prior to the sale by a fraction, the numerator of which is the amount of the base metal sold and the denominator of which is the total amount of the base metal held by the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the base metal remaining in such Fund will be equal to its tax basis for its share of the base metal held by such Fund immediately prior to the sale, less the portion of such basis allocable to its share of the base metal that was sold.

          Sales of Base Metal to Pay Expenses of the IM Basket Fund. When the IM Basket Fund sells base metal, for example to pay expenses, each Shareholder in such Fund will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by such Fund upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the base metals that were sold, which gain or loss generally will be a long-term or short-term capital gain or loss depending on whether the Shareholder has held its Shares for more than one year. A Shareholder’s tax basis for its share of any base metals sold by a Fund generally will be the Shareholder’s adjusted tax basis in its pro rata share of the base metals held by the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the base metals remaining in such Fund will be equal to its adjusted tax basis for its share of the respective base metals held by such Fund immediately prior to the sale, less the portion of such basis allocable to its share of the base metals that were sold. Shareholders of the IM Basket Fund should consult their own tax advisers as to the determination of the tax basis and holding period for the base metals sold by the Fund.

          Sales of Shares in a Fund. Upon a Shareholder’s sale of some or all of its Shares in a Fund, the Shareholder will be treated as having sold the portion of its pro rata share of the base metal(s) held by such Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized upon the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the base metal(s) held by such Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

          Redemption of Shares of Funds Other Than the IM Basket Fund. Redemption of some or all of a Shareholder’s Shares in a Fund, other than the IM Basket Fund, in exchange for the underlying base metal represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the base metal received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the base metal held by the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the base metal received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the base metal received by the Shareholder generally will be a taxable event.

          After any sale or redemption of less than all of a Shareholder’s Shares in a Fund, the Shareholder’s tax basis for its pro rata share of the base metal held by such Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the base metal held by the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, is treated as the basis of the base metal received by the Shareholder in the redemption.

          Redemption of Shares of the IM Basket Fund. Redemption of some or all of a Shareholder’s Shares in the IM Basket Fund in exchange for the underlying base metals represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for each base metal received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of such base metal held by the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to each base metal received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of any of the base metals received by the Shareholder generally will be a taxable event.

          After any sale or redemption of less than all of a Shareholder’s Shares in the IM Basket Fund, the Shareholder’s tax basis for its pro rata share of each base metal held by the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of such base metal held by the Fund immediately prior to the sale or redemption, less the portion of such basis for such base metal that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, is treated as the basis of the base metal received by the Shareholder in the redemption. Shareholders of the IM Basket Fund should consult their own tax advisers as to the determination of the tax basis and holding period for the base metal(s) underlying such Shares following any redemption of Shares in the Fund.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Shareholders Who Are Individuals

          Under current law, gains recognized by individuals from the sale of “collectibles,” including base metal, held for more than one year are taxed at a maximum rate of 28%, rather than the current 15% rate applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a Fund that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the Fund. Therefore, any gain recognized by an individual U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to a Fund’s sale of any base metal which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual U.S. Shareholder for one year or less or by a taxpayer other than an individual United States taxpayer are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income for Taxable Years Beginning After December 31, 2012

          The Health Care Reform and Education Reconciliation Act of 2010 (Pub. Law 111-152) requires certain U.S. Shareholders who are individuals to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly, $125,000 for married persons filing separately and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property, for tax years beginning after December 31, 2012. This tax is in addition to any capital gains taxes due on such investment income. A similar tax will apply to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this law may have on their investment in the Shares.

Brokerage Fees and Fund Expenses

          Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. Shareholders, especially IM Basket Fund Shareholders, should consult their own tax advisers as to the determination of the tax basis and holding period for the base metal(s) underlying such Shares.

          Shareholders of a Fund will be required to recognize the full amount of gain or loss upon a sale of base metal(s) by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the trustee to pay Fund expenses. Shareholders of a Fund may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders of a Fund who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code, and may not be deductible at all for alternative minimum tax purposes.

          Investment by Regulated Investment Companies

          Mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (i) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying base metal for purposes of Code section 851(b), and (ii) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

Investment by Certain Retirement Plans

          The IRS has privately ruled that the purchase of Shares as an investment for an IRA, or for a participant-directed account maintained under any plan that is tax-qualified under section 401(a) of the Code, should not be treated as the acquisition of a “collectible.” However, under the conclusions set forth in these private letter rulings, the actual distribution of base metal to an IRA upon redemption of the Shares may be treated as the acquisition of a collectible that is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. Private letter rulings issued by the IRS may only be relied upon as precedent by taxpayers to whom such rulings are addressed. Persons considering the purchase of Shares by an IRA, or by a participant-directed account under a Code section 401(a) plan, should consult their own tax advisers as to whether such purchase will be treated as resulting in a taxable distribution to the IRA owner or plan participant. See also “ERISA and Related Considerations.”

Taxation of Non-U.S. Shareholders

          A Non-U.S. Shareholder of a Fund generally will not be subject to United States federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of base metal by such Fund, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

United States Information Reporting and Backup Withholding

          The Trustee will file certain information returns with the IRS in connection with each Fund. A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.

          The amount of any backup withholding will be allowed as a credit against a Shareholder’s United States federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Taxation in Jurisdictions Other Than the United States

          Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in

Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND ERISA RELATED CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

          In contemplating an investment of a portion of Plan assets in Shares of any Fund, the Plan fiduciary responsible for making such investment should carefully consider, taking in to account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plans funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

          It is anticipated that the Shares of each Fund will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, the Shares purchased by a Plan and not the Plan’s interest in the underlying assets held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

          Investment by Certain Retirement Plans

          Code section 408(m) provides that the acquisition of a “collectible,” which includes “any metal or gem”, by an individual retirement account (“IRA”) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if Shares of any Fund so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any physical Metal received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or the physical Metal so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

          The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in Shares in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

          In addition to, and independent of the initial purchases by the Initial Authorized Participant (described below), each Fund will issue Shares in Creation Units to Authorized Participants continuously, at the NAV of the Fund. The Funds will not issue fractions of a Creation Unit.

          It is expected that the initial Authorized Participant will make an initial deposit of each Fund’s Metal(s) in exchange for the creation of [_______] Creation Units of each Fund at an initial price per share of $____. On the day that the initial Authorized Participant purchases the initial Creation Units of a Fund, such Fund’s initial per share NAV will be established as of the times indicated under the Section “Description of the Trust.”

          Following the initial purchase by the Initial Authorized Participant, Authorized Participants may offer to the public, from time-to-time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants, including the Initial Authorized Particpant, will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Fund on the Exchange, the NAV of the Fund and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

          As of the date of this Prospectus, [______] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added from time to time.

          Each Fund will issue Shares in Creation Units to Authorized Participants from time-to-time in exchange for deposits of Metal. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, [_________], as initial Authorized Participant for the Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the such Funds as described above.

          Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

          The Trust and the Funds will not bear any expenses in connection with the offering or sales of the initial Creation Units.

          Retail investors may purchase and sell Shares through traditional brokerage accounts. Shareholders who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

          The offering of Creation Units is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% of the gross proceeds of the offering.

          The Initial Purchaser will not act as an Authorized Participant with respect to the Initial Creation Units, and its activities with respect to the initial Creation Units will be distinct from those of an Authorized Participant.

LEGAL MATTERS

          The validity of the Shares will be passed upon for the Sponsor by Morgan, Lewis & Bockius LLP, New York, New York. Morgan, Lewis & Bockius LLP will also render an opinion regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

          The financial statements included in this Prospectus have been audited by [__________], an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon the report of such firm based on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          This Prospectus constitutes part of the registration statement on Form S-1 filed by the Trust on its own behalf and on behalf of each Fund with the SEC in Washington, D.C. under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement) parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Funds, or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Funds and the Shares can also be obtained from the following website: www.etfsecurites.com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

          The Trust is subject to the informational requirements of the Exchange Act and will file quarterly and annual reports and other information with the SEC. The Trust will file an updated prospectus annually pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

INDEX TO FINANCIAL INFORMATION

[To Be Provided]

ETFS Physical Base Metals Trust

ETFS Physical Aluminum
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical Copper
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical Lead
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical Nickel
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical Tin
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical Zinc
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust

ETFS Physical IM Basket
Statement of Financial Condition
[______], 2011

Assets:
Cash	$[•]

Offering Costs	$[•]

[Receivable from Sponsor]	$[•]

Total Assets	$[•]

Total Liabilities	$[•]

Total Net Assets

Shareholders’ Equity:
Retained earnings	$[•]

Total Liabilities and Shareholders’ Equity	$[•]

The accompanying notes are an integral part of this financial statement.

Statement of Operations
[______], 2011

Investment Income	$[•]
Expenses	$[•]

Organizational Costs	$[•]

[Limitations by Sponsor]	$[•]

Total Expenses	$[•]

Net Investment Income	$[•]

ETFS Physical Base Metals Trust
Notes to the Financial Statement

[Note: To be Revised Further]

1. Organization

ETFS Physical Base Metals Trust was organized as a Delaware statutory trust, (the “Trust”) on [____] and is authorized to issue an unlimited number of shares of beneficial interest. The Trust is comprised of 7 separate series: ETFS Physical Aluminum, ETFS Physical Copper, ETFS Physical Lead, ETFS Physical Nickel, ETFS Physical Tin, ETFS Physical Zinc, and ETFS Physical IM Basket. Each series of the Trust (each, a “Fund” and collectively, the “Funds”) will issue common shares of beneficial interest (“Shares”), which represent shares of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s Shares are being offered separately. The Trust has had no operations to date other than matters relating to its organization and the registration of each series under the Securities Act of 1933, and the sale and creation to ETF Securities USA LLC (the “Sponsor”), of [____] Shares for each Fund at an aggregate purchase price of $[____] in each of the Funds.

Financial statements for each Fund are presented herein. The creation of the initial Creation Units for each Fund took place on [____], 2011 and the Statements of Operations are presented for that one day period, [____], 2011.

The investment objective of each Fund is to track the price of the Metal referenced by the Fund less the Trust’s expenses and liabilities. ETFS Physical IM Basket’s Shares are designed to track the price of a basket of each Metal less the Trust’s expenses and liabilities. The Funds’ Shares are intended to provide investors with a return equivalent to movements in the spot price of the each Metal less the daily Sponsor’s Fee, Insurance Allowance and Storage Fee.

2. Summary of Significant Accounting Policies

Use of Estimates & Indemnifications:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax:

Each Fund is expected to be treated as a grantor trust for U.S. federal income tax purposes. As a consequence, each Fund is not expected to be subject to U.S. federal income tax.

3. Agreements

Sponsor’s Fee:

Each Fund will pay a Sponsor’s Fee, monthly in arrears, in an amount equal to [__]% per annum of the average daily Value of such Fund. The Sponsor’s Fee will be paid in consideration of the Sponsor managing the business and affairs of the Fund. From the Sponsor’s Fee, the Sponsor will pay the fees of the Marketing Agent and other service providers, the routine operational, administrative, and other ordinary expenses of each Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees. Each Fund will bear the cost of any extraordinary, nonrecurring fees and expenses.

The Marketing Agent:

ALPS Distributors, Inc. (“ALPS”) will serve as Marketing Agent and will assist the Sponsor with certain functions and duties relating to marketing, including reviewing and approving marketing materials. ALPS will retain all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Ste. 1100, Denver, Colorado 80203, telephone: (303) 623-2577. The Sponsor, on behalf of each Fund, will enter into a Distribution Sponsor Agreement with ALPS.

Routine Operational, Administrative, and Other Ordinary Expenses:

The Sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, as determined by the Sponsor including, but not limited to, fees and expenses of the Distributor, accounting and auditing fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, FINRA filing fees, and report preparation and mailing expenses.

Extraordinary, Non-Recurring Fees and Expenses:

The Fund will bear all extraordinary, non-recurring fees and expenses, if any. Such fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs, indemnification or other material expenses which are not currently anticipated obligations of the Fund. Such fees and expenses are those that are extraordinary, non-recurring, unexpected, or unusual in nature.

4. Organization and Offering Costs

Expenses incurred in organizing the trust and the initial offering of the Shares, including applicable SEC registration fees, will be borne directly by the sponsor. The trust will not be obligated to reimburse the sponsor.

5. Capital

The Funds will issue and redeem Shares from time to time, but only in one or more Creation Units. The size of a Creation Unit for each Fund is specified in the table below. Creation Units may be issued or redeemed only by Authorized Participants.

Fund Name	Size of Creation Unit

ETFS Physical Aluminum	[____] Shares
ETFS Physical Copper	[____] Shares
ETFS Physical Lead	[____] Shares
ETFS Physical Nickel	[____] Shares
ETFS Physical Tin	[____] Shares
ETFS Physical Zinc	[____] Shares
ETFS Physical IM Basket	[____] Shares

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements—such as references to the Transaction Fees imposed on purchases and redemptions—is not relevant to retail investors.

Authorized Participants will pay a fixed transaction fee of $[____] in connection with each order to issue or redeem Creation Units in order to compensate the Administrator for services in processing such orders. Authorized Participants may sell the Shares included in the Creation Units to other investors.

6. Subsequent Event (unaudited)

INDEPENDENT AUDITOR’S REPORT

[To be inserted]

GLOSSARY

          In this Prospectus, each of the following terms has the meaning set forth below:

“Acceptable Credit Rating”

means a long term senior debt credit rating of at least BBB+ from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. (or any successor to the ratings business thereof), and of at least Baa1 from Moody’s Investors Service Inc. (or any successor to the ratings business thereof)

“Accrued Rent”	means in respect of any Warrant and any day the rent payable pursuant to the terms of such Warrant as at such day then accrued and unpaid

“Affiliate”

means, in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls, directly or indirectly, that person, or any entity directly or indirectly under common control with that person; and for this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person

“Approved Warehouse” or “LME Warehouse”	means a warehouse or storage facility which is a Warehouse for the purposes of the LMEsword Regulations

“Authorized Participant”	means a registered broker-dealer that has entered into an Authorized Participant Agreement with the Sponsor and Trust on behalf of one or more of the Funds

“Authorized Participant Agreement”

means a written agreement between the Sponsor, Trust and a registered broker-dealer under which such person is appointed to act as an “Authorized Participant” and which sets forth the terms, conditions and procedures under which an Authorized Participant may purchase or redeem a Creation Unit or provide any other service specified in the agreement

“Board”	means the board of directors of the Trust

“Business Day”	means a day (other than a Saturday or Sunday) on which the Exchange is open for regular trading

“Depository”	means the Depositary under and for the purposes of the LMEsword Regulations

“Directors”	means the directors of the Trust, being at the date of this document the persons whose names are listed as such under the heading “Directors, Secretary and Advisers” below

“DTC”	means The Depository Trust Company, its nominees and their respective successors.

“Exchange”	means the venue where each Fund’s Shares are listed and traded

“Insurance Allowance”

means the amount payable by each Fund to ETF Securities USA LLC intended to be used towards payment of the costs of insuring the Trust’s Metal as described under the headings “Storage Fee” and “Insurance Allowance” and as that amount may be adjusted by the Trust from time to time.

“Investment Company Act”	means the United States Investment Company Act of 1940, as amended

“LME”	means The London Metal Exchange Limited and where the context requires includes the London Metal Exchange administered by The London Metal Exchange Limited

“LME Physical Metal”	means metal that is represented by LME Warrants

“LME Business Day”

means a day which is a “Business Day” for the purposes of the LME Rules (being currently defined as any day except Saturday, Sunday or any public or bank holiday in England or a day during which trade on the LME has been suspended by or under the authority of any enactment or a day which the directors of the LME declare not to be a Business Day)

“LME Cash Settlement Price”

means in respect of each of aluminum, copper, lead, nickel, tin, and zinc and any LME Business Day, the daily last offer price (expressed in US Dollars) for that type of Metal before the bell is sounded to mark the end of the second ring, first session of trading in respect of that type of Metal on that LME Business Day as determined in accordance with the LME Rules

“LME Lending Guidance”	means LME rules allowing the LME to require holders of long Warrant positions over certain thresholds to enter into “tom/next” transactions at pre-defined premium levels to the prevailing cash price

“LME Market”	means in respect of any type of Metal the market conducted on the LME for futures contracts in that type of Metal

“LME Rules”	means the rules and regulations of the LME and includes the LMEsword Regulations, the LME Special Contract Rules and the LME Lending Guidance

“LME Settlement Day”

means a day which is a “Settlement Business Day” for the purposes of the LME Rules (being currently defined as an LME Business Day on which commercial banks are open in New York City for the settlement of international transactions in US dollars)

“LME Special Contract Rules”	means the rules set out in Part 6 of the LME Rules

“LME Standards”	means the characteristics (including as to quality, shape, weight and lot size) for Metals of any type as specified for Metals of that type in the LME Special Contract Rules

“LMEsword” or the “LMEsword System”	means the LME system for the electronic transfer of title to Warrants governed and constituted by the LMEsword Regulations

“LMEsword Account”	means an account with the Depositary recorded by the LMEsword System in which title to holdings of Warrants may be recorded

“LMEsword Regulations”	means the LMEsword Regulations issued by LME as supplemented by the operating procedures relating to LMEsword as published by the LME

“Market Disruption Day”	means, in respect of any type of Metal or Warrant, any day on which a Market Disruption Event occurs or is continuing in respect of Warrants of that type

“Market Disruption Event”	means in respect of a particular type of Metal:

(a) the LME failing to determine, announce or publish the relevant Cash Settlement Price(s) for that type of Metal;

(b) the termination or suspension of, or material limitation or disruption in trading of that type of Metal; or

(c) the cessation or suspension of LMEsword

“Maximum Creation Limit”

means, for any day on which a Creation Unit is created, (i) for Individual Shares of any type, such number of Individual Shares having an aggregate Metal Entitlement on the Settlement Date for such Creation equal to or less than [____] of the outstanding ‘On-Warrant Metal’ weight for such type of Metal on the previous day as reported to the LME at the opening of trading on the LME on such Business Day and published on such day on Bloomberg page “LMEI” and (ii) for Basket Securities, such number of Basket Securities as have an aggregate Metal Entitlement on such day for such Creation Unit for each applicable type of Metal equal to or less than a predetermined percentage of the weighted average of outstanding ‘On-Warrant Metal’ weight for such type of Metal on the previous day as reported to the LME at the opening of trading on the LME on such Business Day and published on such day on Bloomberg page “LMEI”

“Maximum Redemption Limit”

means, for any day on which a Creation Unit is redeemed, (i) for Individual Shares of any type, such number of Individual Shares having an aggregate Metal Entitlement on the Settlement Date for such Creation equal to or less than [____] of the outstanding ‘On-Warrant Metal’ weight for such type of Metal on the previous day as reported to the LME at the opening of trading on the LME on such Business Day and published on such day on Bloomberg page “LMEI” and (ii) for Basket Securities, such number of Basket Securities as have an aggregate Metal Entitlement on such day for such Creation Unit for each applicable type of Metal equal to or less than a predetermined percentage of the weighted average of outstanding ‘On-Warrant Metal’ weight for such type of Metal on the previous day as reported to the LME at the opening of trading on the LME on such Business Day and published on such day on Bloomberg page “LMEI”

“Metal”	means any and all of aluminum, copper, nickel, zinc, lead and tin, in each case in physical form complying with the LME Standards for such metal and whether evidenced by Warrants or Warehouse Receipts

“Metal Agent”	means [__________] or such other person or persons as provide services to the Trust in relation to the sale and administration of Warrants and/or Warehouse Receipts pursuant to a Metal Agent Agreement

“Metal Agent Account”	means an account of the Metal Agent as notified to Authorized Participants for the purposes of the Authorized Participant Agreements

“Metal Agent Agreement”

means the Metal Agent Agreement dated [____], 2011 between the Trust and the Metal Agent as amended from time to time or any successor or other agreement to which the Trust is party providing for the provision of services to the Trust in relation to the issue and Redemption of Shares and the sale and administration of Warrants and Warehouse Receipts

“Metal Entitlement”	means as of any date and in relation to any Share the amount(s) of Metal to which the Shareholder is entitled on redemption of that Share on that date

“Off Warrant Metal”	means any and all of aluminum, copper, nickel, lead, zinc and tin that was previously the subject of a Warrant and that continues to meet the applicable LME Special Contract Rules

“On Warrant Metal”	means any and all of aluminum, copper, nickel, lead, zinc and tin that is the subject of a Warrant and therefore satisfies the applicable LME Special Contract Rules

“Prospectus”	means this base prospectus of the Trust

“Securities Act”	means the United States Securities Act of 1933, as amended

“Shares”	means Individual Shares and Basket Shares

“Sponsor Agreement”	means the Sponsor Agreement dated [_______], 2011 between ETF Securities USA LLC and the Trust providing for certain services to be provided to the Trust in relation to the Shares

‘‘Settlement Date’’	means:

(a) in relation to any Creation, the date three Business Days after the Creation Date or, if such date is not an LME Settlement Day, the immediately following LME Settlement Day; and

(b)

in relation to any Redemption pursuant to Condition 6.2 (Redemption by Authorized Participants) or Condition 6.3 (Redemption by Other Investors), the date determined in accordance with Condition 6.16 (Settlement Date)

“Sponsor’s Fee”

means the management fee payable by the Trust to ETF Securities USA LLC in consideration for the provision to the Trust of all management and administration services, as that amount may be adjusted from time to time

“Storage Fee”

means in respect of any type of Metal and any day the amount (expressed in cents per ton per day) for Metal of that type determined by the Trust for that day as that amount may be adjusted from time to time and notified to Shareholders

“tom/next transaction”

means the sale of LME Contracts relating to any type of Metal for delivery on the following LME Settlement Day and the repurchase of equivalent LME Contracts for the same type of Metal for delivery in two LME Settlement Days

“tons”	means metric tons. One metric ton is equal to 1,000 Kilograms (approximately 2205 pounds)

“Total Fee”	means the sum of the Sponsor’s Fee, Storage Fee, and Insurance Allowance

“Transaction Fee”	means the fee payable by an Authorized Participant to the Trust in connection with the purchase of a Creation Unit

“Trustee”	means Wilmington Trust Company and any replacement trustee under the Trust Instrument

“Trust Agreement”	means the trust agreement dated [______], 2011 between the Trust and the Trustee and any instrument amending the same or supplemental thereto

“United States” or “US”	means the United States of America, its territories and possessions, any state of the United States and the District of Columbia

“US dollars”, “USD” or “US$”	means United States dollars

“US Person”	means a “US person” as defined in Regulation S under the Securities Act

“Warehouse Metal”	means metal that is represented by Warehouse Receipts

“Warehouse Receipt”

means a document issued by an LME Warehouse in the name of the Trust on behalf of a Fund that evidences title of the Fund to a specified brand and a specified lot of Metal that is stored at a specified location and warehouse

“Warrants” or “LME Warrants”

means Warrants (as defined in the LMEsword Regulations) in respect of any type of Metal (being bearer documents held as bailee by the Depositary in accordance with the LMEsword Regulations and electronically registered in LMEsword, which are used for the physical settlement of contracts traded on the LME and which evidence title to a specified brand and a specified lot of Metal that is stored at a specified location and warehouse and that declare conformity of such Metal with the LME Special Contract Rules)

          References in this document to any agreement or document includes a reference to such agreement or document, as amended, varied, novated, supplemented or replaced from time to time. Unless the context otherwise requires reference to any statute or statutory provision should be construed as a reference to such statute or statutory provision as amended, modified, extended consolidated, re-enacted or replaced and includes any subordinate legislation made thereunder.

P R O S P E C T U S

ETFS PHYSICAL BASE METALS TRUST

$[1,250],000 ETFS Physical Aluminum
$[1,250],000 ETFS Physical Copper
$[1,250],000 ETFS Physical Lead
$[1,250],000 ETFS Physical Nickel
$[1,250],000 ETFS Physical Tin
$[1,250],000 ETFS Physical Zinc
$[1,250],000 ETFS Physical IM Basket

          Until [______], 2011 (25 calendar days after the date of this Prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[______], 2011

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The Trust and Funds shall not bear any expenses incurred in connection with the creation and distribution of the securities being registered. These expenses shall be paid by ETF Securities USA LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

          Section [___] of the Registrant’s Trust Agreement (“Trust Agreement”) between [_____], the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees, and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability, or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section [___] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

          Section [___] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933 (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section [____] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders of the Funds and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefore by the Trust.

          The indemnities provided by Section [___] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

          Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

          (a) Exhibits

Exhibit Number	Description

4.1	Form of Trust Agreement (the “Trust Agreement”)
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)*
5.1	Form of Opinion of Morgan, Lewis & Bockius LLP as to legality*
8.1	Form of Opinion of Morgan, Lewis & Bockius LLP as to tax matters*
10.1	Form of Administration Agreement*
10.2	Form of Sponsor Agreement
10.3	Form of Metal Agent Agreement*
10.4	Form of Marketing Agent Agreement
23.1	Consent of [____]*
23.2	Consent of Morgan, Lewis & Bockius LLP is included in Exhibit [__]*
23.3	Consent of Morgan, Lewis & Bockius LLP is included in Exhibit [___]*
24.1	Powers of attorney are included on the signature page to this registration statement of the Trust filed with the Securities and Exchange Commission on April 8, 2011.

*	To be supplied by amendment

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Trust and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 8, 2011.

ETF SECURITIES USA LLC
Sponsor of the ETFS Physical Base Metals Trust

By:	/s/ Graham Tuckwell

Graham Tuckwell
President and Chief Executive Officer

          Each person whose signature appears below hereby constitutes Graham Tuckwell and Thomas Quigley, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Graham Tuckwell	President and Chief Executive Officer (principal executive officer)	April 8, 2011

Graham Tuckwell

/s/ Thomas Quigley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	April 8, 2011

Thomas Quigley

*	The Registrant will be a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the Sponsor of the Registrant.